                                                                    Exhibit 10.1

================================================================================

                 AMENDED AND RESTATED REORGANIZATION AGREEMENT

                         Dated as of December 31, 1996

                                     among

                         TN TECHNOLOGIES HOLDING INC.,

                        TRUE NORTH COMMUNICATIONS INC.

                                      and

                              DOUGLAS C. AHLERS,

                             ROBERT C. ALLEN, II,

                           GERALD M. O'CONNELL, and

                             KRAFT ENTERPRISES LTD

================================================================================

                               TABLE OF CONTENTS                                    PAGE
ARTICLE 1 - CERTAIN DEFINITIONS.....................................................  2

ARTICLE 2 - REORGANIZATION..........................................................  5

     2.1  Reorganization............................................................  5
     2.2  Closing; Closing Date.....................................................  5
     2.3  Consideration.............................................................  5
     2.4  Taking of Necessary Action; Further Action................................  6
     2.5  Additional Deliveries of True North and TN Technologies Holding...........  6
     2.6  Additional Deliveries of the Limited Partners and the Stockholders........  7

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF THE LIMITED PARTNERS
             AND THE STOCKHOLDERS...................................................  9

     3.1  Authority.................................................................  9
     3.2  No Conflicts; Consents....................................................  9
     3.3  MMLP Capital Structure.................................................... 10
     3.4  Modem Media Capital Structure............................................. 11
     3.5  Title..................................................................... 11
     3.6  Organization and Standing, Books and Records.............................. 12
     3.7  Ownership Interests....................................................... 12
     3.8  Financial Statements; Undisclosed Liabilities............................. 12
     3.9  Taxes..................................................................... 13
     3.10 Assets Other than Real Property Interests................................. 14
     3.11 Real Property............................................................. 15
     3.12 Intellectual Property..................................................... 16
     3.13 Contracts................................................................. 17
     3.14 Litigation................................................................ 19
     3.15 Insurance................................................................. 20
     3.16  Environmental............................................................ 20
     3.17  Benefit Plans............................................................ 21
     3.18  Compliance with Applicable Laws.......................................... 21
     3.19  Employee and Labor Matters............................................... 22
     3.20  Customer Accounts Receivable............................................. 22
     3.21  Licenses; Permits........................................................ 23
     3.22  Equipment................................................................ 23
     3.23 Sufficiency of MMLP Business.............................................. 23
     3.24 Accounts, Safe Deposit Boxes, Powers of Attorney.......................... 23
     3.25 Effect of Transaction..................................................... 23
     3.26 Disclosure................................................................ 23
     3.27 Securities Act............................................................ 24

                               TABLE OF CONTENTS
                                  (continued)


                                                                            Page
                                                                            ----
     3.28  Finders Fees...................................................    24
     3.29  [Intentionally Left Blank.]....................................    24
     3.30  Events Subsequent to Most Recent Audited Financial
           Statements of MMLP and Modern Media............................    24
     3.31  Representations of Kraft Enterprises LTD; Several
           Representations and Warranties.................................    24

ARTICLE 4 - COVENANTS OF THE LIMITED PARTNERS, STOCKHOLDERS AND
           PRINCIPALS.....................................................    25

      4.1  Access.........................................................    25
      4.2  Ordinary Conduct...............................................    25
      4.3  Insurance......................................................    28
      4.4  Other Transactions.............................................    28
      4.5  Supplemental Disclosure........................................    28
      4.6  Code Section 351. .............................................    28

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF TRUE NORTH AND
           TN TECHNOLOGIES HOLDING........................................    28

      5.1  Representations and Warranties of True North...................    28
      5.2  Representations and Warranties of TN Technologies..............    30


ARTICLE 6 - COVENANTS OF TRUE NORTH AND TN TECHNOLOGIES HOLDING...........    32

      6.1  Access.........................................................    32
      6.2  [Intentionally Left Blank].....................................    32
      6.3  Board Size; Board Representation...............................    32
      6.4  Headquarters...................................................    33
      6.5  Stock Issuances................................................    33
      6.6  Supplemental Disclosure........................................    33
      6.7  Chief Executive Officer........................................    34
      6.8  [Intentionally Left Blank].....................................    34
      6.9  Certificate of Incorporation and By-laws.......................    34
      6.10 Commercially Reasonable Efforts by TN Technologies Holding.....    34
      6.11 Code Section 351...............................................    34
      6.12 Annual Earnout Payments........................................    34
      6.13 MMLP Option Plan...............................................    35


                               TABLE OF CONTENTS
                                  (continued)

                                                                          Page
                                                                          ----

ARTICLE 7 - MUTUAL COVENANTS.............................................. 36

     7.1   Cooperation.................................................... 36
     7.2   Confidentiality................................................ 36
     7.3   Publicity...................................................... 36
     7.4   Records........................................................ 37
     7.5   Consents....................................................... 37
     7.6   Transfer Restrictions and Buyout............................... 37

ARTICLE 8 - [INTENTIONALLY LEFT BLANK].................................... 40

ARTICLE 9 - CONDITIONS TO CLOSING......................................... 41

     9.1   Obligations of True North and TN Technologies Holding.......... 41
     9.2   Obligations of the Limited Partners and the Stockholders....... 42
     9.3   Frustration of Closing Conditions.............................. 43
     9.4   Simultaneous Closings.......................................... 43

ARTICLE 10 - INDEMNIFICATION.............................................. 43

     10.1  Survival of Representations and Warranties; Liability Threshold;
           Limitation on Recovery......................................... 43
     10.2  Environmental Indemnification.................................. 44
     10.3  Other Indemnification by the Limited Partners and the
           Stockholders................................................... 44
     10.4  Other Indemnification by True North and TN Technologies
           Holding........................................................ 45
     10.5  Insurance...................................................... 45
     10.6  Losses Net of Taxes, etc....................................... 45
     10.7  Termination of Indemnification................................. 46
     10.8  Procedures Relating to
           Indemnification................................................ 46
     10.9  Other Claims................................................... 48
     10.10 Mitigation..................................................... 48

ARTICLE 11 - TAX MATTERS.................................................. 48

     11.1  Termination of S Status........................................ 48
     11.2  Distribution and Tax Sharing Agreements........................ 49
     11.3  Tax Returns.................................................... 49
     11.4  Corporate Liability for Taxes.................................. 49
     11.5  Modem Media Party Indemnification for Certain Taxes............ 50



                              TABLE OF CONTENTS
                                 (continued)

                                                                                                                            PAGE
                                                                                                                            ----
     11.6  Audit and Contest Rights.......................................................................................... 50
     11.7  Payments.......................................................................................................... 52
     11.8  Stockholders' Representatives..................................................................................... 52
     11.9  Section 751 Allocation............................................................................................ 52

ARTICLE 12 - TERMINATION..................................................................................................... 53

     12.1  Termination....................................................................................................... 53
     12.2  Return of Documents and Other Material............................................................................ 53
     12.3  Survival.......................................................................................................... 54

ARTICLE 13 - DISPUTE RESOLUTION.............................................................................................. 54

     13.1  Binding Arbitration............................................................................................... 54
     13.2  Injunctive Relief................................................................................................. 54

ARTICLE 14 - GENERAL PROVISIONS.............................................................................................. 55

     14.1  Complete Agreement................................................................................................ 55
     14.2  Expenses.......................................................................................................... 55
     14.3  Governing Law..................................................................................................... 55
     14.4  Notices........................................................................................................... 55
     14.5  Amendment and Modification........................................................................................ 56
     14.6  Successors and Assigns............................................................................................ 56
     14.7  No Third Party Beneficiaries...................................................................................... 57
     14.8  Counterparts...................................................................................................... 57
     14.9  Interpretation.................................................................................................... 57
     14.10 Annexes, Etc...................................................................................................... 57
     14.11 Legal Enforceability.............................................................................................. 57

                               TABLE OF CONTENTS
                                  (continued)

Schedules
---------

Schedule 3.2        Conflicts, Necessary Consents, etc.
Schedule 3.3(b)     Partnership Interests
Schedule 3.3(c)     Outstanding Options, etc.
Schedule 3.4        Unpaid Dividends and Distributions
Schedule 3.6        Qualifications to do Business
Schedule 3.8        MMLP Financial Statements
Schedule 3.9        Taxes
Schedule 3.11       Real Property
Schedule 3.12       Intellectual Property
Schedule 3.13       Contracts
Schedule 3.14       Litigation
Schedule 3.15       Insurance Policies
Schedule 3.16       Environmental
Schedule 3.17       Benefit Plans
Schedule 3.19       Employee and Labor Matters
Schedule 3.20       Customer Accounts Receivable
Schedule 3.21       Licenses; Permits
Schedule 3.22       Equipment
Schedule 3.24       Accounts, Safe Deposit Boxes, Powers of Attorney
Schedule 3.28       Finders Fees
Schedule 3.30       Subsequent Events
Schedule 4.2(b)     Distributors
Schedule 4.2(c)     Securities
Schedule 4.2(e)     Benefit Plans
Schedule 4.2(f)     Compensation
Schedule 4.2(i)     Revaluation
Schedule 4.2(s)     Capital Expenditures


Exhibits
--------

Exhibit A-1         Employment Agreement for Douglas C. Ahlers
Exhibit A-2         Employment Agreement for Robert C. Allen, II
Exhibit A-3         Employment Agreement for Gerald M. O'Connell
Exhibit B-1         Non-Competition Agreement for Douglas C. Ahlers
Exhibit B-2         Non-Competition Agreement for Robert C. Allen, II
Exhibit B-3         Non-Competition Agreement for Gerald M. O'Connell

                               TABLE OF CONTENTS
                                  (continued)

Exhibit C-1         Form of Amended and Restated Modem Media Advertising Limited
                    Partnership Agreement
Exhibit D           Form of Opinion of Counsel to True North and TN Technologies
                    Holding
Exhibit E           Form of Opinion of Counsel to Modem Media, MMLP, the
                    Stockholders and the Limited Partners

                 AMENDED AND RESTATED REORGANIZATION AGREEMENT


     AMENDED AND RESTATED REORGANIZATION AGREEMENT (the "Agreement"), dated as of December 31, 1996, among TRUE NORTH COMMUNICATIONS INC., a Delaware corporation ("True North"), TN TECHNOLOGIES HOLDING INC., a Delaware corporation ("TN Technologies Holding"), and each of Douglas C. Ahlers, a resident of Norwalk, Connecticut, Robert C. Allen, II, a resident of Danbury, Connecticut, and Gerald M. O'Connell, a resident of Wilton, Connecticut, and Kraft Enterprises LTD, an Illinois general partnership (Douglas C. Ahlers and Gerald
M. O'Connell being herein referred to collectively as the "Stockholders" and the Stockholders, Kraft Enterprises LTD and Robert C. Allen, II being herein referred to collectively as the "Limited Partners").

     WHEREAS, Modem Media Advertising Limited Partnership, a Connecticut limited partnership ("MMLP"), is a limited partnership specializing in interactive media services;

     WHEREAS, the Stockholders, the Limited Partners and True North have determined that the interests of MMLP would be best served by (i) the Stockholders and the Limited Partners contributing all of their respective shares of the capital stock of Modem Media, Inc., a Connecticut corporation ("Modem Media"), and all of their respective limited partnership interests of MMLP, respectively, to TN Technologies Holding for the issuance to the Stockholders and the Limited Partners by TN Technologies Holding of an aggregate of 2,542,785 shares of Class A Common Stock, par value $0.001 per share (the "TN Technologies Holding Class A Common Stock," which together with the TN Technologies Holding Class B Common Stock, par value $0.001 per share (the "TN Technologies Holding Class B Common Stock"), shall be referred to as the "TN Technologies Holding Common Stock") and (ii) True North contributing its shares of the capital stock of Modem Media and its partnership interests in MMLP (the "True North MMLP Interests") to be acquired by True North pursuant to the Partnership Interest and Stock Purchase Agreement in exchange for the issuance to True North by TN Technologies Holding of 2,802,114 shares of TN Technologies Holding Class A Common Stock (the "Reorganization"); and

     WHEREAS, it is appropriate and desirable to set forth the principal transactions required to effect the Reorganization and certain other agreements that will govern certain matters relating to the Reorganization;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                              CERTAIN DEFINITIONS

     The following terms shall have the meanings assigned below for all purposes of this Agreement:

     Action: any action, claim, suit, arbitration, inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal involving or related to a party or its business.

     Acquisition Agreement: the Amended and Restated Acquisition Agreement dated as of December 31, 1996 among True North, TN Technologies Holding, the Limited Partners and the Stockholders.

     Affiliate: with respect to any specified person, a person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

     AT&T Agreement: the Interactive Advertising/Marketing Agreement effective as of May 1, 1995, between AT&T Corp. and MMLP, as amended by the letter dated April 1, 1996, from MMLP to AT&T Corp.

     Books and Records: the books and records of a party (or true and complete copies thereof), including all computerized books and records owned by such party, including, without limitation, all such books and records relating to the purchase of materials, supplies and services, the provision of services by the MMLP Business or dealings with customers of the MMLP Business.

     Code:  the Internal Revenue Code of 1986, as amended.

     Defend: address or respond in any manner to any Action brought, asserted, commenced or pursued by any person or entity that is not a party to this Agreement.

     Defense:  the plan for or state of defending.

     Employment Agreements: the respective employment agreements between TN Technologies Holding and each of the Principals in the forms attached hereto as Exhibits A-1, A-2 and A-3.

     ERISA:  the Employee Retirement Income Security Act of 1974, as amended.

     GAAP: generally accepted accounting principles in the United States as set forth and in effect on the date hereof.

     HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Insurance Program: collectively, all of the policies pursuant to which various insurance carriers provide insurance coverage to a party in respect of claims or occurrences relating to property damage, business interruption, transit, fire, extended coverage, fiduciary, fidelity, environmental impairment, employee crime, general liability, product liability, automobile liability and employer's liability.

     Intellectual Property: of a person means all rights, title and interest in and to all intellectual and similar property of every kind and nature (including discoveries, concepts, inventions, designs, processes, ideas, plans, copyrightable materials, names, trademarks, copyrights, licenses, trade secrets, patents, trade dress, confidential or proprietary technical or business information, know-how, show-how, other data or information, software and databases and all embodiments and fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing) used, made, discovered, conceived, invented or improved by such person.

     IPO: a firm commitment underwritten public offering of Class A Common Stock of TN Technologies Holding pursuant to the IPO Registration Statement.

     IPO Registration Statement: the registration statement on Form S-1 to be filed under the Securities Act, pursuant to which shares of TN Technologies Holding Class A Common Stock to be issued in the IPO will be registered, together with all amendments thereto.

     Liabilities: any and all debts, liabilities and obligations, whether accrued, contingent or reflected on a balance sheet, including, without limitation, those arising under any law, rule, regulation, Action, order or consent decree of any governmental entity or any judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

     Limited Partnership Interests: all of the respective limited partnership interests in and to MMLP held by the Limited Partners.

     Material Adverse Effect: a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or business prospects of a specified party hereto or on the ability of a party to consummate the transactions or complete the performance of the activities contemplated by this Agreement and the Related Agreements.

     Modem Media Parties: MMLP, Modem Media and each of the Stockholders and the Limited Partners.

     MMLP Business: all business operations conducted by MMLP and Modem Media as of the Closing Date.

     Non-Competition Agreements: the respective Covenants Not to Compete or Solicit Business dated as of the Closing Date between TN Technologies Holding and each of the Principals in the forms attached hereto as Exhibits B-1, B-2 and B-3.

     Partnership Agreement: the Second Amended and Restated Modem Media Advertising Limited Partnership Agreement in the form attached hereto as Exhibit C-1.

     Partnership Interests: all of the general partnership interests in and to MMLP held by Modem Media and the Limited Partnership Interests.

     Partnership Interest and Stock Purchase Agreement: the Amended and Restated Partnership Interest and Stock Purchase Agreement dated as of December 31, 1996, between True North and the Limited Partners.

     Person or person: includes an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

     Principals:  Douglas C. Ahlers, Robert C. Allen, II, and Gerald M.
O'Connell.

     Recovery: the amount obtained pursuant to a claim under an insurance policy in the Insurance Program.

     Registration Rights Agreement: the registration rights agreement between True North and the Limited Partners in the form attached as Exhibit B to the Partnership Interest and Stock Purchase Agreement.

     Related Agreements: the following agreements: the Employment Agreements, the Non-Competition Agreements, the Partnership Interest and Stock Purchase Agreement, the Registration Rights Agreement and the Partnership Agreement.

     Return or Returns: all returns, declarations of estimated tax payments, reports, estimates, information returns and statements with respect to Taxes, including any related or supporting information with respect to any of the foregoing, filed or required to be filed with any taxing authority.

     SEC:  the Securities and Exchange Commission.

     Securities Act:  the Securities Act of 1933, as amended.

     Tax, Taxable or Taxes: means (A) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to Tax or additional amount imposed by any governmental agency or entity (a "Taxing Authority") responsible for the imposition of any such Tax (domestic or foreign), (B) any liability for the payment of any amounts of the type described in (A) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and (c) any liability for the payment of any amounts of the type described in (A) or (B) as a result of any express or implied obligation to indemnify any other person.

     Transferred Business: the interactive media services, properties and businesses of True North identified as the Transferred Business in the Acquisition Agreement

                                   ARTICLE 2

                                REORGANIZATION

     2.1 Reorganization. At the Closing (as defined in Section 2.2) and subject to the terms and conditions of this Agreement (a) the Stockholders shall contribute to TN Technologies Holding all of the shares of capital stock of Modem Media held by such Stockholders (the "Stockholder Shares"), free and clear of all encumbrances, in exchange for the consideration set forth in Section 2.3 below, (b) the Limited Partners shall contribute to TN Technologies Holding all of the Limited Partnership Interests of MMLP held by the Limited Partners in exchange for the consideration set forth in Section 2.3 below and (c) True North shall contribute to TN Technologies Holding all of the True North MMLP Interests and all of the shares of capital stock of Modem Media held by True North (the "True North Shares"), free and clear of all encumbrances, in exchange for the consideration set forth in Section 2.3 below.

     2.2 Closing; Closing Date. Unless this Agreement is earlier terminated pursuant to Article 12, the closing of the Reorganization (the "Closing") shall take place on the second business day following the date on which all of the conditions to Closing set forth in Article 9 have been satisfied or waived, at the offices of True North, 101 E. Erie Street, Chicago, Illinois 60611, unless another place or time is agreed to in writing by the parties hereto. The date upon which the Closing actually occurs is herein referred to as the "Closing Date."

     2.3 Consideration.
         -------------

          (a) On the Closing Date (i) the Stockholders and True North shall deliver to TN Technologies Holding stock certificates representing the Stockholder Shares and the True North Shares, respectively, with all transfer stamps required under the laws of the State of Connecticut and Illinois affixed thereto and all transfer taxes thereon paid, accompanied by duly executed and witnessed stock powers transferring the Stockholder Shares and the True North Shares to TN Technologies Holding, and (ii) the Limited Partners and True North shall deliver such assignment and transfer documents of the Limited Partnership Interests and the True North MMLP Interests, respectively, to TN Technologies Holding and such other documents as TN Technologies Holding may reasonably request to demonstrate compliance with this Agreement.

          (b) On the Closing Date, TN Technologies Holding shall deliver or cause to be delivered to the Stockholders and the Limited Partners certificates representing that number of shares of TN Technologies Holding Class A Common Stock as set forth on Schedule 2.3(b) hereto.

          (c) On the Closing Date, TN Technologies Holding shall deliver or cause to be delivered to True North certificates representing that number of Shares of TN Technologies Holding Class A Common Stock as is set forth on
Schedule 2.3(c) hereto.

     2.4 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action by any of the Limited Partners, the Stockholders or True North is necessary or desirable to carry out the purposes of this Agreement and to vest TN Technologies Holding with full right, title and possession to all of the Limited Partnership Interests in MMLP, to vest TN Technologies Holding with full right, title and interest in all Stockholder Shares or to vest TN Technologies Holding with full right, title and possession to the True North MMLP Interests, the Modem Media Parties and True North shall take, and will take, all such lawful and necessary and/or desirable action.

     2.5 Additional Deliveries of True North and TN Technologies Holding.
         ---------------------------------------------------------------

          (a) Subject to fulfillment or waiver of the conditions set forth in
Article 9, at the Closing TN Technologies Holding shall deliver to the Modem Media Parties and True North all of the following:

               (i) Copies of the Certificate of Incorporation of TN Technologies Holding certified as of a recent date by the Secretary of State of the State of Delaware;

               (ii) Certificate of good standing of TN Technologies Holding issued as of a recent date by the Secretary of State of the State of Delaware;

               (iii) Certificate of the Secretary of TN Technologies Holding, dated the Closing Date, in form and substance reasonably satisfactory to the Modem Media Parties and True North, as to (i) no amendments to the Certificate of Incorporation of TN Technologies Holding since a specified date; (ii) the By-laws of TN Technologies Holding; (iii) the resolutions of the Board of Directors of TN Technologies Holding authorizing the execution and performance of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby and electing certain officers and directors of TN Technologies Holding; and (iv) incumbency and signatures of the officers of TN Technologies Holding executing this Agreement and the Related Agreements; and

               (iv) The certificate contemplated by Section 9.2(a) duly executed by authorized officers of TN Technologies Holding.

          (b) Subject to fulfillment or waiver of the conditions set forth in
Article 9, at the Closing True North shall deliver to the Modem Media Parties and TN Technologies Holding:

               (i) Copies of the Certificate of Incorporation of True North certified as of a recent date by the Secretary of State of the State of Delaware;

               (ii) Certificate of good standing of True North issued as of a recent date by the Secretary of State of the State of Delaware;

               (iii) Certificate of an Assistant Secretary of True North, dated the Closing Date, in form and substance reasonably satisfactory to the Modem Media Parties and TN Technologies Holding, as to (i) no amendments to the Certificate of Incorporation of True North since a specified date; (ii) the By-laws of True North; (iii) the resolutions of the Board of Directors of True North authorizing the execution and performance of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby; and (iv) incumbency and signatures of the officers of True North executing this Agreement and the Related Agreements;

               (iv) Opinion of counsel to TN Technologies Holding and True North substantially in the form attached hereto as Exhibit D; and

               (v) The certificate contemplated by Section 9.2(b) duly executed by authorized officers of True North.

     2.6 Additional Deliveries of the Limited Partners and the Stockholders. Subject to fulfillment or waiver of the conditions set forth in Article 9, at Closing the Limited Partners and the Stockholders shall deliver to True North and TN Technologies Holding all of the following:

          (a) Copies of the Certificate of Incorporation of Modem Media certified as of a recent date by the Secretary of State of the State of Connecticut;

          (b) Certificate of good standing of Modem Media issued as of a recent date by the Secretary of State of the State of Connecticut;

          (c) Certificate of the Secretary (or other officer) of Modem Media, dated the Closing Date, in form and substance reasonably satisfactory to True North and TN Technologies Holding, as to (i) no amendments to the Certificate of Incorporation of Modem Media since a specified date; (ii) the By-laws of Modem Media; (iii) the resolutions of the Board of Directors of Modem Media and of the Stockholders, authorizing the execution and performance of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby; and
(iv) incumbency and signatures of the officers of Modem Media executing this Agreement and the Related Agreements;

          (d) Copies of the Certificate of Limited Partnership of MMLP certified as of a recent date by the Secretary of State of the State of Connecticut;

          (e) Certificate of good standing of MMLP issued as of a recent date by the Secretary of State of the State of Connecticut;

          (f) Certificate of the general partner of MMLP, dated the Closing Date, in form and substance reasonably satisfactory to True North and TN Technologies Holding, as to (i) no amendments to the Certificate of Limited Partnership since a specified date; (ii) the Agreement of Limited Partnership, as amended, of MMLP; (iii) the resolutions of Modem Media and the Limited Partners, authorizing the execution and performance of this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, by MMLP; and (iv) incumbency and signatures of the officers of MMLP executing this Agreement and the Related Agreements;

          (g) Opinion of counsel to the Modem Media Parties substantially in the form attached as Exhibit E;

          (h) All consents, waivers or approvals with respect to Modem Media or MMLP or the consummation of the transactions contemplated by this Agreement;

          (i) The certificates contemplated by Sections 9.1(a) and (b), duly executed by the Modem Media Parties;

          (j) The Employment Agreements duly executed by each of Douglas C. Ahlers, Robert C. Allen, II and Gerald M. O'Connell;

          (k) The Non-Competition Agreements duly executed by each of Douglas C. Ahlers, Robert C. Allen, II and G.M. O'Connell;

          (l) The Partnership Interest and Stock Purchase Agreement duly executed by the Limited Partners; and

          (m) The Partnership Agreement duly executed by Modem Media and the Limited Partners.

                                   ARTICLE 3

                       REPRESENTATIONS AND WARRANTIES OF
                   THE LIMITED PARTNERS AND THE STOCKHOLDERS

     Except as set forth in Section 3.31 of this Article 3, the Limited Partners and the Stockholders jointly and severally hereby represent and warrant to True North and TN Technologies Holding as follows:

     3.1 Authority.
         ---------

          (a) MMLP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Connecticut.

          (b) Modem Media is a corporation duly organized, validly existing and in good standing under the laws of Connecticut.

          (c) Each of Modem Media and MMLP has all requisite power and authority to enter into each of the Related Agreements to which it is a party, to perform its respective obligations thereunder and to consummate the transactions contemplated thereby.

          (d) Each Limited Partner has all power and authority to enter into this Agreement and each of the Related Agreements to which it is a party, to perform his respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

          (e) All corporate acts and other proceedings required to be taken by the Modem Media Parties to authorize the execution, delivery and performance of this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken.

          (f) Each of this Agreement and the Related Agreements has been duly executed and delivered by each of the Limited Partners and the Stockholders who are parties thereto and constitutes a legal, valid and binding obligation of such Limited Partners and Stockholders enforce able against such Limited Partners and Stockholders in accordance with its terms.

     3.2 No Conflicts; Consents. Except as disclosed on Schedule 3.2, the execution and delivery of this Agreement and each of the Related Agreements by the Limited Partners and the Stockholders do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of, any material obligation or to loss of a material benefit under, or to materially increased, additional, accelerated or guaranteed rights or entitlement of any person under, or result in the creation of any material lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon the Partnership Interests or any of the properties or assets of Modem Media, MMLP or any of the Limited Partners and the Stockholders under, any provision of (a) in the case of Modem Media, the Certificate of Incorporation or By-laws of Modem Media, and in the case of MMLP, the Agreement of Limited Partnership or any other organizational document of MMLP, (b) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which any Modem Media Party is a party or by which any of their respective properties or assets (including the Partnership Interests) are bound or (c) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to any Modem Media Party or their respective properties or assets (including the Partnership Interests). Except as disclosed on Schedule 3.2, no consent, approval, license, permit, order or authorization of, or registration, declara tion or filing with, any governmental entity is required to be obtained or made by or with respect to any Modem Media Party or their respective affiliates or in connection with (x) the execution, delivery and performance of this Agreement or any Related Agreement or the consummation of the trans actions contemplated hereby or thereby or (y) to the knowledge of the Principals, the conduct by

MMLP of the MMLP Business following the Reorganization as conducted by the Modem Media Parties immediately prior to the Closing (other than compliance with any filings under the HSR Act).

     3.3 MMLP Capital Structure.

          (a) As of the date hereof, except as disclosed on Schedule 3.3(b) or
Schedule 3.3(c), the partnership interests of MMLP consist of general partner interests, all of which are held by Modem Media, and Limited Partnership Interests, all of which are held by the Limited Partners. All of the general partnership interests of Modem Media and all of the Limited Partnership Interests are being transferred to TN Technologies Holding pursuant to this Agreement and the Partnership Interest and Stock Purchase Agreement.

          (b) Except as disclosed on Schedule 3.3(b) or Schedule 3.3(c), other than Modem Media and the Limited Partners, no other person or entity owns any partnership interest or any other type of ownership interest in MMLP.

          (c) Except as disclosed on Schedule 3.3(c) or provided in Schedule 4.2, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which any of the Modem Media Parties is a party or by which such party is bound obligating any such party to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed any partnership interest or other type of ownership interest in MMLP or to grant, or enter into any such option, warrant, call, right, commitment or agreement. Except as disclosed on Schedule 3.3(c) or provided in Schedule 4.2, all distributions of cash or property approved by Modem Media and the Limited Partners with respect to MMLP have been distributed as of the date hereof.

     3.4 Modem Media Capital Structure.

          (a) The Stockholders have good and valid title to the Stockholder Shares, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind. The authorized capital stock of Modem Media consists of 20,000 shares of common stock, of which 10,000 shares are issued and outstanding on the date hereof.

          (b) Other than the Stockholders, no other person or entity owns any equity interest in Modem Media. There are no options, warrants, calls, rights, commitments or agreements of any character, written or oral other than arising hereunder, to which any of the Modem Media Parties is a party or by which such party is bound obligating such party to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed any equity interest in Modem Media or to grant, or enter into any such option, warrant, call, right, commitment or agreement.

          (c) Other than this Agreement, the Stockholder Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Stockholder Shares. Except as disclosed in Schedule 3.4 or provided in Schedule 4.2, all of the dividends and other distributions declared by the Board of Directors of Modem Media hav been paid as of the date hereof.

     3.5  Title.
          -----

          (a) The Limited Partners have good and valid title to their respective Limited Partnership Interests and at the Closing good and valid title will pass to TN Technologies Holding (other than the Limited Partnership Interests transferred to True North pursuant to the Partnership Interest and Stock Purchase Agreement), free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind.

          (b) Modem Media has good and valid title to its Partnership Interests, free and clear of any liens, claims, encumbrances, security interests, options, charges and restrictions of any kind.

          (c) Each of the Stockholders has full power and authority to convey good and valid title to such Stockholder's Stockholder Shares, free and clear of any encumbrance, and upon transfer to TN Technologies Holding at the Closing of certificates representing the Stockholder Shares (other than the Stockholder Shares transferred to True North pursuant to the Partnership Interest and Stock Purchase Agreement), TN Technologies Holding will receive good and valid title, free and clear of any liens, claims, encumbrances, security interests, option, charges and restrictions of any kind.

     3.6  Organization and Standing, Books and Records.  Except as disclosed in
          Schedule 3.6:

          (a) each of Modem Media and MMLP has full power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its respective properties and assets and to carry on its respective business as presently conducted. Each of Modem Media and MMLP is duly qualified and in good standing to do business in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such juris dictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect. A list of the jurisdictions in which Modem Media and MMLP are so qualified is set forth in Schedule 3.6.

          (b) the Modem Media Parties have prior to the execution of this Agreement made available to True North and TN Technologies Holding true and complete copies of the organizational documents, each as amended to date, of Modem Media and MMLP. The stock transfer books and the minute books of Modem Media (which have been made available for inspection by True North and TN Technologies Holding prior to the date hereof) are true and complete in all material respects. The records of MMLP (which have been made available for inspection by True North and TN Technologies Holding prior to the date hereof) are the only records of MMLP and contain an accurate summary in all material respects of all actions taken by Modem Media as general partner and all actions of meetings of limited partners or actions by written consent since the inception of MMLP.

     3.7 Ownership Interests. MMLP and Modem Media do not have and have never had any subsidiaries or affiliated companies and, except as disclosed on
Schedule 3.7, do not otherwise own and have never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership (other than MMLP), association, joint venture or other business entity.

     3.8 Financial Statements; Undisclosed Liabilities.
         ---------------------------------------------

          (a) Schedule 3.8(a) sets forth the consolidated balance sheets of MMLP as of September 30, 1996 and December 31, 1995, and the consolidated statements of income and cash flows of MMLP for each of the three (3) years ended December 31, 1995, together with all the notes that have been prepared to such financial statements, if any (collectively, the "MMLP Financial Statements"). The MMLP Financial Statements are complete and accurate and fairly present the consolidated financial condition and results of operations of MMLP in accordance with generally accepted accounting principles consistently applied, in each case as of the respective dates thereof and for the respective periods indicated.

          (b) Except as disclosed in Schedule 3.8(b), there are no liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise) relating to MMLP except (i) as specifically disclosed, reflected or fully reserved against on the balance sheet of MMLP as of December 31, 1995 (the "MMLP Balance Sheet") and (ii) for liabilities and obligations incurred in the ordinary course of business of MMLP consistent with past practice since the date of the MMLP Balance Sheet. Except as stated on Schedule 3.8(b) or a Schedule provided in Section 4.2, Modem Media and MMLP have not declared or paid any dividend, declared or made any distributions (whether in cash or other property) to any Modem Media Party, any Affiliate of a Modem Media Party or any relative of any Modem Media Party since the date of the MMLP Balance Sheet.

          (c) Except for its holding of the General Partnership Interests, Modem Media does not conduct any business activities or operations.

     3.9 Taxes.  Except as disclosed on Schedule 3.9:
         -----

          MMLP is classified and Taxable as a partnership for federal and applicable state Tax purposes, and has been since the date of its initial formation. Modem Media is an S Corporation for federal and applicable state Tax purposes (but only to the extent Modem Media elected or was deemed to have elected to be treated as an S Corporation under any such applicable state law), and has been since the date of its initial formation. All Tax Returns, required to be filed, on or prior to the

Closing Date, with any Taxing Authority with respect to any Taxable period ending on or before the Closing Date, by or on behalf of MMLP (collectively, the "MMLP Returns"), have been or will be filed when due in accordance with all applicable laws (including any extensions of such due date), and all amounts shown due thereon have been paid or have been fully accrued on the MMLP Financial Statements in accordance with generally accepted accounting principles. All Tax Returns, required to be filed, on or prior to the Closing Date, with any Taxing Authority with respect to any Taxable period ending on or before the Closing Date, by or on behalf of Modem Media (collectively, the "Modem Media Returns"), have been or will be filed when due in accordance with all applicable laws (including any extensions of such due date), and all amounts shown due thereon have been paid. Except to the extent provided for or disclosed in the MMLP Financial Statements (including notes thereto), the MMLP Returns correctly reflect (and, as to any MMLP Returns not filed as of the date hereof but filed on or prior to the Closing Date, will correctly reflect) the Tax liability and status of MMLP (including MMLP's status as a partnership within the meaning of Section 7701 of the Code or any comparable provision under state law). Except to the extent disclosed on Schedule 3.9, or otherwise disclosed in writing to True North and TN Technologies Holding, the Modem Media Returns correctly reflect (and, as to any Modem Media Returns not filed as of the date hereof but filed on or prior to the Closing Date, will correctly reflect) the Tax liability and status of Modem Media (including Modem Media's status as an S Corporation within the meaning of Section 1361 of the Code or any comparable provision under state law). Each of MMLP and Modem Media have withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld, including, without limitation, all amounts required to be withheld with respect to employees of MMLP or Modem Media. All MMLP Returns pertaining to Federal income tax filed with respect to Taxable years of MMLP through the Taxable year ended on or before December 31, 1992 have been examined and closed or are MMLP Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. All Modem Media Returns pertaining to federal income tax with respect to Taxable years of Modem Media through the Taxable year ended on or before December 31, 1992 have been examined and closed or are Modem Media Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions and waivers, has expired. Neither MMLP nor Modem Media has granted any extension or waiver of the limitation period applicable to any MMLP Returns or Modem Media Returns. There is no claim, audit, Action, suit, proceeding, or investigation now pending or (to the knowledge of the Principals) threatened against or with respect to MMLP or Modem Media in respect of any Tax. No notice of deficiency or similar document of any Tax Authority has been received by MMLP or Modem Media, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to MMLP or Modem Media, materially affect the liability of MMLP or Modem Media for Taxes in other Taxable periods.
Neither Modem Media, nor any other person on behalf of Modem Media, has entered into nor will any such person enter into any agreement or consent pursuant to
Section 341(f) of the Code. Neither MMLP nor Modem Media, as the general partner or Tax matters partner of MMLP, has made (nor will any such person make) an election under Section 754 of the Code or any comparable provision of applicable state law, except as may be requested by True North. To the knowledge of the Principals, there are no liens for Taxes on the assets of MMLP or Modem Media other than liens for Taxes not yet due and payable. Neither MMLP nor Modem Media has been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) ending on or prior to the Closing Date pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing Date. There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of MMLP or Modem Media that, individually or collectively, will give rise to the payment of any amount that will not be deductible pursuant to
Section 162 (as unreasonable compensation) or pursuant to Section 280G of the Code. Each of MMLP and Modem Media have provided or made available to TN Technologies Holding and True North or their designated representatives true and correct copies of all material Tax Returns of MMLP and Modem Media, and, as reasonably requested by TN Technologies Holding and True North prior to the date hereof, information statements, reports, work papers, Tax opinions and memoranda and other Tax data and documents. Modem Media has not been within the five (5) year period preceding the date hereof a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code. Except as provided in connection with this Agreement, neither MMLP nor Modem Media is a party to (or obligated under) any Tax allocation, Tax distribution, Tax sharing, Tax indemnity or similar agreement or arrangement with respect to any Tax (including without limitation any such agreement or arrangement imposed by operation of law).

     3.10  Assets Other than Real Property Interests.
           -----------------------------------------

          (a) Except as disclosed on Schedule 3.10(a), MMLP has good and valid title to all assets (other than real property) reflected on its balance sheets or thereafter acquired, except those sold or otherwise disposed of since the date of their respective balance sheets in the ordinary course of business consistent with past practice, in each case free and clear of all mortgages, liens, security interests or encumbrances of any kind other than (i) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes which are not due and payable or which may there after be paid without penalty or premium, (ii) mortgages, liens, security interests and encumbrances which secure debt that is reflected as a liability on the MMLP balance sheet and (iii) other imper fections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use, operation or value of the assets to which they relate in Modem Media or the MMLP Business (the mortgages, liens, security interests, encumbrances and imperfections of title described in clauses
(i), (ii) and (iii) above are hereinafter referred to collectively as "Modem Media Permitted Liens"). Modem Media has no material assets (other than General Partnership Interests).

          (b) Except as disclosed on Schedule 3.10(b), all the tangible personal property of Modem Media and MMLP has been maintained in all material respects in accordance with the respective past practices of Modem Media and MMLP. The tangible personal property of each of Modem Media and MMLP is in all material respects in good operating condition and repair, ordinary wear and tear excepted. Except as disclosed on Schedule 3.10(b), all leased personal property of

Modem Media and MMLP is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of the lease and upon the expiration thereof.

     3.11 Real Property. Neither Modem Media nor MMLP owns any interest in real property. Schedule 3.11 sets forth a complete list of all leased and other interests in real property of any kind held by Modem Media and MMLP (individually, a "Modem Media Leased Property") and further identifies any material agreements relating to said interests in real property. Modem Media and MMLP have good, valid, and subsisting title to the leasehold estates in all Modem Media Leased Property, in each case free and clear of all leasehold mortgages, leasehold liens, leasehold security interests, leasehold encumbrances, assignments, subleases, easements, covenants, rights-of-way, rights of refusal, and other restrictions of any nature whatsoever, except (a) such as are set forth in Schedule 3.11, (b) zoning, building and similar restrictions, or (c) easements, covenants, rights-of-way, rights of first refusal and other similar restrictions which affect the fee title to the Modem Media Leased Property, none of which items set forth in clauses (b) or (c), individually or in the aggregate, materially impair the continued use of the property to which they relate. The current use by MMLP of the plants, offices and other facilities located on Modem Media Leased Property relating to the MMLP Business does not violate any local zoning ordinance and, to the knowledge of the Principals, there is no proposed change in any local zoning ordinance that would have a material adverse effect on the MMLP Business.

     Neither the whole nor any part of the Modem Media Leased Property is subject to any pending suit for condemnation or other taking by any public authority, and, to the knowledge of the Principals, no such condemnation or other taking is threatened of contemplated.

     3.12  Intellectual Property.

          (a) Schedule 3.12(a) sets forth a true and complete list of all Intellectual Property owned, used, filed by or licensed to Modem Media or MMLP (the "MMLP Intellectual Property"). With respect to patents, copyrights, trademarks and other Intellectual Property, Schedule 3.12 also sets forth lists of such Intellectual Property and of all jurisdictions in which such Intellectual Property is issued, registered or applied for and all patent, registration and application numbers. Except as expressly set forth in Schedule 3.12(a), Modem Media or MMLP owns, and one of such parties has the freely transferable right to make, use, sell, have made, lease, export, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all MMLP Intellectual Property and the consummation of the transactions contem plated hereby will not conflict with, alter or impair any such rights. Except as specifically disclosed on Schedule 3.12(a), Modem Media and MMLP (i) own or license under valid agreements all Intellectual Property as is necessary in connection with the MMLP Business as currently conducted which is also set forth on Schedule 3.12(a) and (ii) to the knowledge of the Principals, the consummation of the transactions contemplated hereby will not give rise to any royalty obligation or other charge with respect to the MMLP Intellectual Property.

          (b) Except as set forth in Schedule 3.12(b), none of the Modem Media Parties have granted any options, licenses or agreements of any kind relating to MMLP Intellectual Property or the marketing or distribution thereof, except non-exclusive licenses to end users in the ordinary course of business. No such Modem Media Party is bound by or a party to any options, licenses or agreements of any kind relating to the Intellectual Property of any other person, except as expressly set forth in Schedule 3.12(b). Except as described in Schedule 3.12(b), none of the Limited Partners or Stockholders holds any interest in the MMLP Intellectual Property. Except as set forth in Schedule 3.12(b), all MMLP Intellectual Property is free and clear of the claims of others and of all liens, security interests and encumbrances whatsoever. Except as disclosed on
Schedule 3.12(b), the conduct of Modem Media, MMLP and the MMLP Business as presently conducted does not and, to the knowledge of the Principals, the conduct of such business as proposed to be conducted by TN Technologies Holding (as described in its business plan) will not, violate, conflict with or infringe the Intellectual Property of any other person. Except as set forth in Schedule 3.12(b), (i) no claims are pending or, to the knowledge of the Principals, threatened, against any Modem Media Party by any person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property, and, to the knowledge of the Principals, there are no reasonable grounds existing to support the commencement or assertion of any such claims which such claims would be of a material nature and (ii) none of the Modem Media Parties have received any written communications alleging that any such party has violated any rights relating to Intellectual Property of any person.

          (c) Except as set forth in Schedule 3.12(c), the MMLP Intellectual Property has been maintained in confidence in accordance with protection procedures customarily used in the industry of MMLP to protect rights of like importance. The MMLP Intellectual Property that is necessary to the operation of the MMLP Business has been maintained in confidence in accordance with protection procedures customarily used in the industry of MMLP to protect rights of like importance. Except as set forth in Schedule 3.12(c), all former and current members of management and key personnel of Modem Media and MMLP, including the Principals, and all current and former employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of software or other MMLP Intellectual Property (collectively, "Modem Media Personnel"), have executed and delivered to MMLP a proprietary information agreement restricting such person's right to disclose proprietary information of Modem Media and MMLP. Except as set forth in Schedule 3.12(c), all former and current Modem Media Personnel either (i) have been party to a "work-for-hire" arrangement or agreement with Modem Media and MMLP, in accordance with applicable Federal and state law, that has accorded MMLP full, effective, exclusive and original ownership of all tangible and intangible property thereby arising or (ii) have executed appropriate instruments of assignment in favor of the MMLP as assignee that have conveyed to MMLP full, effective and exclusive ownership of all tangible and intangible property thereby arising. None of the current or former officers or employees of Modem Media or MMLP have any patents issued or applications pending for any device, process, design or invention of any kind now used in the MMLP Business.

     3.13 Contracts. Except as set forth in Schedule 3.13, neither Modem Media nor MMLP is a party to nor is it bound by any:

          (a) employment agreement that represents an aggregate future liability in excess of $50,000 and is not terminable by Modem Media or MMLP by notice of not more than sixty (60) days for a cost of less than $10,000;

          (b) employee collective bargaining agreement or other contract with any labor union;

          (c) covenant not to compete or other covenant restricting in any material respect the development, manufacture, marketing or distribution of the products and services of the MMLP Business;

          (d) agreement or other material arrangement with any current or former officer, director or employee of Modem Media or MMLP;

          (e) lease, sublease or similar agreement with any person under which a Modem Media Party is a lessor or sublessor of, or makes available for use to any person, (i) any MMLP Leased Property or (ii) any portion of any premises otherwise occupied by Modem Media or MMLP;

          (f) lease, sublease or similar agreement with any person under which
(i) Modem Media or MMLP is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or
(ii) Modem Media or MMLP is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by Modem Media or MMLP, in any such case which represents an aggregate future liability or receivable, as the case may be, in excess of $50,000 and is not terminable by Modem Media or MMLP by notice of not more than sixty (60) days for a cost of less than $10,000;

          (g) (i) continuing contract or arrangement with a stated term (including permitted renewals) of more than one hundred eighty (180) days for the future purchase of materials, supplies or equipment, (ii) management service, consulting or other similar type of contract or arrangement or (iii) advertising agreement or arrangement, in any such case which represents an aggregate future liability to any person in excess of $50,000 and is not terminable by Modem Media or MMLP by notice of not more than sixty (60) days for a cost of less than $10,000;

          (h) license, option or other agreement relating in whole or in part to the Intellectual Property set forth in Schedule 3.12 (including any license or other agreement under which Modem Media or MMLP is licensee or licensor of any such Modem Media Intellectual Property) or to trade secrets, confidential information or proprietary rights and processes of the MMLP Business or any other person to which Modem Media or MMLP is a party;

          (i) agreement, contract or other instrument under which Modem Media or MMLP has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person;

          (j) agreement or other arrangement under which (i) any person (including Modem Media or MMLP) has directly or indirectly effectively guaranteed indebtedness, liabilities or obliga tions of any Modem Media Party or
(ii) Modem Media or MMLP has directly or indirectly effectively guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

          (k) agreement or arrangement under which Modem Media or MMLP has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person;

          (l) mortgage, pledge, security agreement, deed of trust or other instrument granting a lien or other encumbrance upon any properties, business operations or assets (either tangible or intangible) of Modem Media or MMLP (other than such that fall within clauses (a) and (c) of the definition of Modem Media Permitted Liens);

          (m) agreement or instrument providing for indemnification of any person with respect to liabilities relating to any current or former business of any of the Modem Media Parties, or any predecessor person;

          (n) other agreement, contract, lease, sublease, license, commitments or instrument to which Modem Media or MMLP is a party or by or to which it or any of its assets or business is bound or subject which represents an aggregate future liability to any person in excess of $50,000 and is not terminable by Modem Media or MMLP by notice of not more than sixty (60) days for a cost of less than $10,000;

          (o) any group of agreements, contracts, leases, subleases, licenses, commitments or instruments falling within subparagraphs (a), (f), (g) and (n) of this paragraph 3.13 that collectively represent future aggregate liabilities in excess of $100,000 or that are not terminable by MMLP by notice of not more than sixty (60) days for an aggregate cost of less than $10,000;

          (p) except as specifically contemplated by this Agreement, any contract not made in the ordinary course of business; or

          (q) any other contract, agreement, commitment or understanding that is material to the MMLP Business.

     Except as expressly set forth in Schedule 3.13, all agreements, contracts, leases, subleases, licenses, commitments or instruments of Modem Media or MMLP listed in the Schedules hereto (collectively, the "Modem Media Contracts") are valid, binding and in full force and effect and are enforceable by Modem Media or MMLP in accordance with their terms (except as against third parties that properly invoke the protection of applicable bankruptcy laws of which, to the knowledge of the Principals, there are currently none) and, to the knowledge of the Principals, the consummation of the transactions contemplated hereby will not affect the validity or enforceability of the Modem

Media Contracts. Except as set forth in Schedule 3.13, Modem Media and MMLP have performed all material obligations required to be performed by them to date under the Modem Media Contracts and they are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Principals, no other party to any of the Modem Media Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Complete copies of all Modem Media Contracts have been made available to True North and TN Technologies Holding. No Modem Media Party is currently renegotiating any of the Modem Media Contracts or paying liquidated damages in lieu of performance.

     3.14 Litigation. Schedule 3.14 sets forth a list of all pending lawsuits, and of all claims with respect to which either a Principal or any officer of Modem Media or MMLP has been contacted in writing, against or affecting any Modem Media Party or any of their respective properties, assets or operations or the MMLP Business and which (a) relate to or involve a claim for more than $10,000 either on the face of the claim or in the reasonable judgment of any Modem Media Party, (b) seek any injunctive relief or (c) relate to or may give rise to any legal restraint on or prohibition against the transactions contemplated by this Agreement. None of the lawsuits or claims listed in
Schedule 3.14 could reasonably be expected to have, if adversely determined, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Schedule 3.14, to the knowledge of the Principals, there are no unasserted claims of the type that would be required to be disclosed in Schedule
3.14 if counsel for the claimant had contacted the Modem Media Parties which if asserted could reasonably be expected to have a Material Adverse Effect. None of the Modem Media Parties is a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to any such party or any of their respective properties, assets, operations or business. Except as set forth in Schedule 3.14, there is no lawsuit or claim by any of the Modem Media Parties pending, or which any of the Modem Media Parties intends to initiate, against any other person involving a claim in excess of $10,000. To the knowledge of the Principals, there is no pending or threatened investigation of any of the Modem Media Party by any Governmental Entity.

     3.15 Insurance. The insurance policies maintained by any person with respect to Modem Media or MMLP and their respective assets and properties are listed in Schedule 3.15. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date which have been identified on Sche dule 3.15 under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. In addition to the knowledge of the Principals, the transactions contemplated hereby will not affect the validity or enforceability of any of such policies. To the knowledge of the Principals, the activities and operations of Modem Media or MMLP have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.

     3.16     Environmental.

          (a) For the purposes of this Agreement, the following terms shall have the following definitions:

               (i) "Environmental Claim" means any notice, claim, act, cause of action or investigation by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or release into the environment, of any Hazardous Materials (as hereinafter defined) or (B) any violation, or alleged violation, of any Environmental Law.

               (ii) "Environmental Laws" means all Federal, state, local and foreign laws and regulations relating to pollution or protection of the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or the protection of human health, including laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

               (iii) "Hazardous Materials" means chemicals, pollutants, contaminants, wastes, toxic substances, radioactive and biological materials, asbestos containing materials (ACM), hazardous substances, petroleum and petroleum products or any fraction thereof.

          (b) To the Principals' knowledge, except as disclosed on Schedule 3.16, Modem Media and MMLP have been and are in compliance (which compliance includes, but is not limited to, the possession of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof) in all material respects with all Environmental Laws and, except as disclosed on Schedule 3.16, neither Modem Media nor MMLP have received any notice of any alleged claim, violation of or liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability;

          (c) Except as disclosed on Schedule 3.16, neither Modem Media nor MMLP has received notice of any Environmental Claim filed or threatened against either of them, or against any person or entity whose liability for any Environmental Claim Modem Media and/or MMLP have retained or assumed either contractually or by operation of law and, except as disclosed on Schedule 3.16, there are no past or present actions, activities, circumstances, conditions, events or incidents, that could reasonably be expected to form the basis of any Environmental Claim against Modem Media and/or MMLP, the business thereof, or against any person or entity whose liability for any Environmental Claim the Modem Media and/or MMLP have retained or assumed either contractually or by operation of law;

          (d) Except as disclosed on Schedule 3.16, to the Principals' knowledge, neither Modem Media nor MMLP has disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws; and

          (e) To the Principals' knowledge, except as disclosed on Schedule 3.16, no Hazardous Materials are present in, on, under or adjacent to any properties owned, leased or used at any time (including both land and improvements thereon) by MMLP or for its business so as to give rise to any material liability or corrective or remedial obligation under any Environmental Laws.

     3.17 Benefit Plans. Schedule 3.17 is a complete list of each plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Modem Media or MMLP. Except as set forth in Schedule 3.17, neither Modem Media nor MMLP maintains or contributes to, or is required to maintain or contribute to an "employee pension plan" (as defined in Section 3(2) of ERISA) or an "employee welfare benefit plan" (as defined in
Section 3(l) of ERISA). Except as set forth in Schedule 3.17, neither Modem Media or MMLP nor any benefit plan maintained by either such party is subject to ERISA.

     3.18 Compliance with Applicable Laws. Except as disclosed on Schedule 3.18, Modem Media and MMLP are in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity ("Applicable Laws"), including those relating to occupational health and safety. Neither Modem Media nor MMLP has received any order or communication during the past three years from a Governmental Entity that alleges that Modem Media or MMLP is not in compliance in any respect with any Applicable Laws.

     3.19 Employee and Labor Matters. Except as set forth in Schedule 3.19, (a) there is, and during the past three (3) years there has been, no labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of the Principals, threatened, against Modem Media or MMLP; (b) to the knowledge of the Principals, no union organizational campaign is in progress with respect to the employees of Modem Media or MMLP and no question concerning representation exists respecting such employees; (c) neither Modem Media nor MMLP is engaged in any unfair labor practice; (d) there is no unfair labor practice charge or complaint against Modem Media or MMLP pending, or, to the knowledge of the Principals, threatened, before the National Labor Relations Board; (e) there are no pending, or, to the knowledge of the Principals, threatened, union grievances against Modem Media or MMLP; (f) there are no pending, or, to the knowledge of the Principals, threatened, charges against Modem Media or MMLP or any current or former employee of Modem Media or MMLP before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices; (g) neither Modem Media nor MMLP has received written notice of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of or affecting Modem Media or MMLP and, to the knowledge of the Principals no such investigation is in progress; and (h) neither Modem Media nor MMLP is liable for any arrears of wages, penalties or taxes with respect to the foregoing.

     No officer or director of Modem Media or MMLP is, and, to the knowledge of the Principals, no other employee of Modem Media or MMLP is, a party to or bound by any contract, license, covenant or agreement of any nature, or subject to any judgment, decree or order of any Governmental Entity, that would conflict with the MMLP Business or the transactions contemplated hereby or by the Related Agreements or have a Material Adverse Effect. To the knowledge of the Principals, no activity of any employee of Modem Media or MMLP as or while an employee of Modem Media or MMLP has caused a violation of any employment contract, confidentiality agreement, patent disclosure agreement, or other contract or agreement. To the knowledge of the Principals, the execution and delivery of this Agreement and the other Related Agreements will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employees are now obligated.

     3.20 Customer Accounts Receivable. All customer accounts receivable of the MMLP Business, whether reflected on the MMLP Balance Sheet or subsequently created, have arisen from bona fide transactions in the ordinary course of business. Except as disclosed on Schedule 3.20, to the knowledge of the Principals, all accounts receivable reflected in the MMLP Balance Sheet are good and collectible in the ordinary course of business. Set forth in Schedule 3.20 is a list of the names and addresses of the eight largest customers of MMLP and the percentage of MMLP's total revenues that each customer represented during the fiscal year ended December 31, 1995 and the six months ended June 30, 1996. Except as set forth in Schedule 3.20, there exists no actual or threatened termination, cancellation or limitation of, or any material modification of or change in, the business relationship of any Modem Media Party with any customer or group of customers listed on Schedule 3.20 and, to the knowledge of the Principals, the consummation of the transactions contemplated hereby will not result in the termination, cancellation or limitation of, or any material change in, the business relationship of any Modem Media Party with any customer or group of customers listed on Schedule 3.20 as customers during the six months ended June 30, 1996.

     3.21 Licenses; Permits. Schedule 3.21 sets forth a true and complete list of all licenses, permits and authorizations issued or granted to Modem Media or MMLP by Governmental Entities which are necessary for the conduct of the MMLP Business. All such licenses, permits and authorizations are validly held by Modem Media or MMLP. Modem Media and MMLP have complied in all material respects with all terms and conditions thereof and the same will not be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     3.22 Equipment. Schedule 3.22 sets forth a list of each material item of machinery, furniture, computer equipment or other equipment used in connection with the MMLP Business, indicating in each case the owner and location and the lessee or sublessee, if any.

     3.23 Sufficiency of MMLP Business. The MMLP Business comprises all the business, properties, assets (including Intellectual Property) and goodwill used by MMLP and required for the conduct of the MMLP Business by MMLP.

     3.24 Accounts, Safe Deposit Boxes, Powers of Attorney. Schedule 3.24 sets forth (a) a true and correct list of all bank and savings accounts, certificates of deposit and safe deposit boxes of Modem Media or MMLP and those persons authorized to sign thereon and (b) a true and correct list of all powers of attorney granted by Modem Media or MMLP and those persons authorized to act thereunder.

     3.25 Effect of Transaction. No creditor, employee, client, customer or other person having a material business relationship with Modem Media or MMLP has informed Modem Media or MMLP in writing that such person intends to materially change such relationship. Other than as set forth on Schedule 3.25, there exists no correspondence between officers of Modem Media and MMLP, on the one hand, and AT&T Corp. on the other, relating to the interpretation, enforcement, validity or modification of the AT&T Agreement.

     3.26 Disclosure. No representation or warranty of the Limited Partners and the Stockholders contained in this Agreement, and no statement contained in any document, certificate, Schedule or Exhibit furnished or to be furnished by or on behalf of the Limited Partners or the Stockholders to True North and TN Technologies Holding or any of their representatives pursuant to this Agreement or any Related Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate, Schedule or Exhibit.

     3.27 Securities Act. The Common Stock Holding received by the Stockholders and the Limited Partners pursuant to this Agreement is being acquired for investment purposes only and not with a view to any public distribution thereof, and the Stockholders and the Limited Partners shall not offer to sell or otherwise dispose of the Common Stock so acquired by them in violation of any of the requirements of the Securities Act.

     3.28 Finders Fees. The Limited Partners and the Stockholders have retained the investment bankers, brokers and finders listed in Schedule 3.28; no other investment bankers or finders have been retained by the Modem Media Parties. The Principals represent and warrant that, except as disclosed on Schedule 3.28, they are solely responsible for any and all fees associated with the parties identified on Schedule 3.28 and will not charge such fees to the MMLP Business, True North or TN Technologies Holding.

     3.29  [Intentionally Left Blank.]

     3.30 Events Subsequent to Most Recent Audited Financial Statements of MMLP and Modem Media. Since December 31, 1995, there has not been any Material Adverse Change in the business, assets, condition (financial or otherwise), results of operations or business prospects of MMLP or Modem Media, as the case may be, and, except as set forth in Schedule 3.30, since September 30, 1996, no Modem Media Party has taken any action specified in Section 4.2 below.

     3.31 Representations of Kraft Enterprises LTD; Several Representations and Warranties. Notwithstanding the preamble of this Article 3 to the contrary, Kraft Enterprises LTD shall make only those representations and warranties set forth in Section 3.1(d), (e) and (f), Section 3.26 and Section 3.27, which such representations and warranties shall be made severally and not jointly. Notwithstanding the preamble of this Article 3 to the contrary, the following of the foregoing representations and warranties of each Limited Partner or Stockholder, as the case may be, are made severally and not jointly with respect to the indicated matter(s): Section 3.1(d) as it relates to such Limited Partner's specified power and authority; Section 3.2(b) as it relates to any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which any individual Modem Media Party is a party and which is not applicable or does not relate to the MMLP Business; Section 3.2(c) as it relates to any judgment, order or decree applicable to any individual Modem Media Party or such party's properties or assets which is not applicable or does not relate to the MMLP Business; Section 3.3(c) as it relates to any options, warrants, calls, rights commitments or agreements entered into to which such Limited Partner is a party or by which such Limited Partner is bound; Section 3.4(a) as it relates to such Stockholder's title to his Stockholder Shares; Section 3.4(b) as it relates to any options, warrants, calls, rights or commitments entered into to which such Stockholder is a party or by which such Stockholder is bound; Section 3.4(c) as it relates to any contract, agreement, arrangement, commitment or understanding to which such Stockholder's Stockholder Shares are subject; Section 3.5(a) as it relates to such Limited Partner's title to his Partnership Interests; and
Section 3.5(c) as it relates to such Stockholder's power and authority to convey good and marketable title to his Stockholder Shares.

                                   ARTICLE 4

         COVENANTS OF THE LIMITED PARTNERS, STOCKHOLDERS AND PRINCIPALS

     4.1 Access. Prior to the Closing, the Principals shall, and shall cause Modem Media and MMLP to, give True North, TN Technologies Holding and their representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties and Books and Records of Modem Media and MMLP.

     4.2 Ordinary Conduct. Except as otherwise expressly permitted or required by the terms of this Agreement, from the date hereof to the Closing Date, the Principals shall cause the respective businesses of Modem Media and MMLP to be conducted in the ordinary course in substantially the same manner as presently conducted (including, without limitation, with respect to research and development efforts, advertising, promotions and capital expenditures), and shall make all commercially reasonable efforts consistent with past practices to preserve their relationships with employees, customers, suppliers and others with whom Modem Media and MMLP deal. The Principals shall not, and shall not permit Modem Media or MMLP to, (i) take any action that would, or that could reasonably be expected to, result in any of the material conditions to the Reorganization not being satisfied or (ii) do any of the following without the prior written consent of True North and TN Technologies Holding which consent shall not be unreasonably withheld:

          (a) amend its Certificate of Incorporation, By-laws, Partnership Agreement or other organizational documents of Modem Media or MMLP, as applicable;

          (b) except as disclosed on Schedule 4.2(b), declare or pay and dividend, declare or make any distributions (whether in cash or other property) in respect of any partnership interest or ownership interest in Modem Media or MMLP;

          (c) except as disclosed on Schedule 4.2(c), issue, deliver or sell or otherwise authorize or propose the issuance, delivery or sale of, any shares of capital stock or partnership interests or other ownership interests of Modem Media or MMLP or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating Modem Media or MMLP to issue any such partnership interests or other ownership interests of Modem Media or MMLP, as the case may be;

          (d) repurchase, redeem or otherwise acquire, directly or indirectly, any partnership interest or ownership interest, or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any partnership interest or ownership interest, of Modem Media or MMLP;

          (e) except as disclosed on Schedule 4.2(e), adopt or amend in any material respect or terminate any benefit plan or collective bargaining agreement relating to or otherwise affecting Modem Media or MMLP, except as required by law;

          (f) except as disclosed on Schedule 4.2(f), grant to any officer or employee of Modem Media or MMLP any increase in compensation or benefits, except as may be required under existing agreements;

          (g) other than the Principals acting in their individual capacities, incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice;

          (h) other than the Principals acting in their individual capacities, permit, allow or suffer any of their/its respective assets to become subjected to any mortgage, lien, security interest, encumbrance, easement, covenant, right-of-way or other similar restriction which would have been required to be set forth in Schedule 3.10 or 3.11 if existing on the date of this Agreement other than in the ordinary course of business consistent with past practice;

          (i) except as disclosed on Schedule 4.2(i), revalue any of its assets or cancel any receivables or indebtedness owed to Modem Media or MMLP or waive any claims or rights of value, exceeding $10,000 in the aggregate;

          (j) other than the Limited Partners acting in their individual capacities, pay, loan or advance any amount to, or sell, transfer, lease or sublease any of its assets to, or enter into any agreement or arrangement with any other Modem Media Party or any of their respective Affiliates or related parties.

          (k) transfer to any person or entity any rights to any MMLP Intellectual Property, except to customers in the ordinary course of its business consistent with past practices;

          (l) amend or modify a material term of, or violate any term of, any of the agreements set forth or described in Schedule 3.13.

          (m) initiate any litigation other than collection actions in the ordinary course of business;

          (n) except as requested by True North, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any material extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes (except to the extent that any liability for Taxes associated with any of the foregoing shall be solely the liability of the Stockholders and/or the Principals);

          (o) enter into any strategic alliance or joint marketing arrangement or agreement that is material to Modem Media or MMLP;

          (p) except as specifically permitted by the other terms of this Agreement, enter into any transaction with any other Modem Media Party, make any payment or transfer any article of tangible or intangible property to any such party, or permit any such party to receive any payment or any article of tangible or intangible property from any third party doing business, seeking business, or desiring to do business with Modem Media or MMLP;

          (q) except as requested by True North, make any change in any method of accounting or accounting practice or policy other than those required by GAAP;

          (r) acquire or agree to acquire by merging or consolidating with, or by purchasing any portion of the assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to Modem Media, MMLP or the MMLP Business;

          (s) except as disclosed on Schedule 4.2(s), make or incur any capital expenditure which, individually, is in excess of $15,000 or make or incur any such expenditures which, in the aggregate, are in excess of $75,000;

          (t) sell, lease, license or otherwise dispose of any of its assets or properties, except in the ordinary course of business and consistent with past practice;

          (u) enter into any lease of real property;

          (v) modify or amend in a material manner, terminate or permit the lapse of any lease of, or reciprocal easement agreement, operating agreement or other material agreement relating to, real property;

          (w) delay or accelerate the payment of any account payable or other liability of the Company beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (x) delay or accelerate collection of notes or accounts receivable in advance or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

          (y) except as specifically permitted in this Agreement, enter into any agreements that extend for a period exceeding one (1) year from the date hereof or require a payment in aggregate of more than $25,000; or

          (z) agree, whether in writing or otherwise, to do any of the foregoing.

      4.3 Insurance. The Principals shall cause Modem Media and MMLP to keep all insurance policies currently in effect, which are set forth in Schedule 3.15, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date. As of the Closing, the Limited Partners and the Stockholders shall assign to TN Technologies Holding any and all rights that Modem Media or MMLP may have under such insurance policies covering claims relating to periods ending on or prior to the Closing Date.

      4.4 Other Transactions. From the date of this Agreement to the Closing, none of the Limited Partners or the Stockholders shall, directly or indirectly, encourage, solicit, initiate or participate in discussions or negotiations with, or provide any information or assistance to, any person or group (other than True North, TN Technologies Holding and their representatives) concerning any merger, sale of securities, sale of substantial assets or similar transaction involving Modem Media, MMLP or the MMLP Business.

      4.5 Supplemental Disclosure. The Limited Partners and the Stockholders shall promptly notify True North and TN Technologies Holding in writing of, and furnish True North and TN

Technologies Holding any information it may reasonably request with respect to, the receipt by any party, either written or oral, of a proposal to enter into a transaction contemplated by Section 4.4 or the occurrence to such party's knowledge of any event or condition or the existence to such party's knowledge of any fact that would cause any of the conditions to the obligation of True North or TN Technologies Holding to consummate the Reorganization not to be fulfilled.

     4.6 Code Section 351. Each of the Stockholders and the Limited Partners agree that they shall not, individually or collectively, within one year after the Closing, sell, transfer or otherwise dispose of the shares of TN Technologies Holding Class A Common Stock received by them pursuant to this Agreement, or any interest therein, in such a manner or to the extent that any such sale, transfer or disposition could adversely affect the qualification of the transactions described in Section 2.1 of this Agreement or in Article II of the Acquisition Agreement as transfers to a controlled corporation under Section 351 of the Code.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF TRUE NORTH
                          AND TN TECHNOLOGIES HOLDING

     5.1 Representations and Warranties of True North. True North hereby represents and warrants to the Limited Partners, Stockholders and TN Technologies Holding as follows:

          (a) Good Standing; Authority. True North is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. True North has all requisite corporate power and authority to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by True North to authorize the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by True North and constitutes a legal, valid and binding obligation of True North enforceable against True North in accordance with its terms. Each Related Agreement to which True North is a party has been duly executed and delivered by True North and constitutes a legal, valid and binding obligation of True North, enforceable against True North in accordance with its terms.

          (b) No Conflicts; Consents. Except as disclosed on Schedule 5.2, the execution and delivery of this Agreement and each of the other Related Agreements to which True North is a party by True North do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or to materially increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any material lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon True North under, any provision of (a) the Certificate of Incorporation or By-laws of True North, (b) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which True North is a party or by which any of its properties or assets are bound or (c) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to True North or its properties or assets. Except as disclosed on Schedule 5.2, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to True North in connection with the execution, delivery and performance of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby (other than compliance with any filings under the HSR Act, if applicable).

          (c)  Title.

               (i) Upon transfer to TN Technologies Holding at the Closing of certificates representing the True North MMLP Interests, TN Technologies Holding will receive good and valid title, free and clear of any liens, claims, encumbrances, security interests, option, charges and restrictions of any kind.

               (ii) As of the Closing, the True North MMLP Interests will not be subject to any lien, claim, encumbrance, security interest, option, charge or restriction of any kind resulting from or as a consequence of True North's ownership thereof.

          (d) Disclosure. No representation or warranty of True North contained in this Agreement, and no statement contained in any document, certificate, Schedule, Annex or Exhibit furnished or to be furnished by or on behalf of True North to any of the Limited Partners, the Stockholders or TN Technologies Holding or any of their representatives pursuant to this Agreement or any Related Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate, Schedule or Exhibit.

     5.2 Representations and Warranties of TN Technologies. TN Technologies Holding hereby represents and warrants to the Limited Partners, the Stockholders and True North as follows:

          (a) Good Standing; Authority. TN Technologies Holding is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TN Technologies Holding has all requisite corporate power and authority to enter into this Agreement and each of the Related Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All corporate acts and other proceedings required to be taken by TN Technologies Holding to authorize the execution, delivery and performance of this Agreement, the Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by TN Technologies Holding and constitutes a legal, valid and binding obligation of TN Technologies Holding enforceable against TN Technologies Holding in accordance with its terms. Each Related Agreement to which TN Technologies Holding is a party has been duly executed and delivered by TN Technologies Holding and constitutes a legal, valid and binding obligation of TN Technologies Holding, enforceable against TN Technologies Holding in accordance with its terms.

          (b) No Conflicts; Consents. The execution and delivery of this Agreement and each of the other Related Agreements to which TN Technologies Holding is a party by TN Technologies Holding do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of a material benefit under, or to materially increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any material lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon TN Technologies Holding under, any provision of (a) the Certificate of Incorporation or By-laws of TN Technologies Holding, (b) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which TN Technologies Holding is a party or by which any of its properties or assets are bound or (c) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to TN Technologies Holding or its properties or assets. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to TN Technologies Holding in connection with the execution, delivery and performance of this Agreement or any Related Agreement or the consummation of the transactions contemplated hereby or thereby (other than compliance with any filings under the HSR Act, if applicable).

          (c) TN Technologies Holding Capital Structure.

               (A) Other than True North and the Limited Partners, no other person or entity owns any equity interest in TN Technologies Holding. Other than as contemplated by this Agreement and the Acquisition Agreement, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral other than arising hereunder, to which TN Technologies Holding is a party or by which such party is bound obligating TN Technologies Holding to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed any equity interest in TN Technologies Holding or to grant, or enter into any such option, warrant, call, right, commitment or agreement.

               (B) Other than as contemplated by this Agreement and the Acquisition Agreement, the TN Technologies Holding Common Stock is not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the TN Technologies Holding Common Stock. All of the dividends and other distributions declared by the Board of Directors of TN Technologies Holding have been paid as of the date hereof.

          (d) Title. Upon transfer to True North, the Limited Partners and the Stockholders at the Closing of certificates representing the TN Technologies Holding Common Stock, such parties will receive good and valid title, free and clear of any liens, claims, encumbrances, security interests, option, charges and restrictions of any kind.

          (e) Organization and Standing. TN Technologies Holding has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. TN Technologies Holding is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect. A list of the jurisdictions in which TN Technologies Holding is so qualified is set forth in
Schedule 5.2.

          (f) Disclosure. No representation or warranty of TN Technologies Holding contained in this Agreement, and no statement contained in any document, certificate, Schedule, Annex or Exhibit furnished or to be furnished by or on behalf of TN Technologies Holding to any of the Limited Partners, the Stockholders or True North or any of their representatives pursuant to this Agreement or any Related Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, certificate, Schedule or Exhibit.

                                   ARTICLE 6

              COVENANTS OF TRUE NORTH AND TN TECHNOLOGIES HOLDING

     True North and TN Technologies Holding covenant and agree as follows:

     6.1 Access. Prior to the Closing, True North and TN Technologies Holding shall, and shall cause each Acquired Entity to, give the Modem Media Parties and their representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the properties and Books and Records of the Transferred Business.

     6.2 [Intentionally Left Blank].

     6.3  Board Size; Board Representation.

          (a) Board Size and Authority. Until the earlier to occur of (i) the consummation of the IPO and (ii) the date on which the Limited Partners (including spouses, members of their immediate family or their estate, heirs and interstate successors) collectively own less than 61% of the aggregate number of TN Technologies Holding Common Stock received by the Limited Partners hereby, True North and TN Technologies Holding shall use commercially reasonable efforts to cause (A) the TN Technologies Holding Board of Directors to consist of no more than 11 directors and (B) the By-laws of TN Technologies Holding to provide that the approval of more than two-thirds of the then appointed Board of Directors shall be necessary to approve (w) any dividend on shares of TN Technologies Common Stock, (x) any acquisition by TN Technologies Holding, (y) the merger or consolidation of TN Technologies Holding with or into any other corporation or corporations or the merger of any other corporation or corporations into TN Technologies Holding, or (z) the sale of all or substantially all of the assets of TN Technologies Holding or the sale of any portion of TN Technologies Holding's business that accounts for 25% or more of TN Technologies Holding's revenues. If required to effect any proposal consistent with this Section 6.3(a), True North shall vote its shares of TN Technologies Holding Common Stock in favor of such proposal.

          (b) Board Representation by Principals. True North and TN Technologies Holding shall use commercially reasonable efforts to cause the election of the following individuals to the Board of Directors of TN Technologies Holding (it being understood that, to effect any proposal consistent with this Section 6.3(b), True North shall vote its shares of TN Technologies Holding Common Stock in favor of such proposal):

               (i) so long as the Limited Partners (including spouses, members of their immediate family or their estate, heirs and intestate successors) collectively own at least 61% of the aggregate number of TN Technologies Holding Common Stock received by the Limited Partners hereby, each of the Principals who continues to serve as a senior executive of TN Technologies Holding shall be a director of TN Technologies Holding;

               (ii) so long as the Limited Partners (including spouses, members of their immediate family or their estate, heirs and intestate successors) collectively own less than 61%, but at least 45% of the aggregate number of TN Technologies Holding Common Stock received by the Limited Partners hereby, then Gerald M. O'Connell and one of the other Principals (designated by the Limited Partners) who continues to serve as a senior executive of TN Technologies Holding shall be directors of TN Technologies Holding; and

               (iii) so long as the Limited Partners (including spouses, members of their immediate family or their estate, heirs and intestate successors) collectively own less than 45%, but at least 30% of the aggregate number of TN Technologies Holding Common Stock received by the Limited Partners hereby, then Gerald M. O'Connell (so long as he continues to serve as a senior executive officer of TN Technologies Holding) shall be a director of TN Technologies Holding.

          (c) Board Representation by Independent Directors. True North, TN Technologies Holding and the Principals shall mutually agree upon two individuals who are deemed independent of True North, TN Technologies Holding and the Principals to serve on the Board of Directors of TN Technologies Holding.

          (d) Balance of Board of Directors. The balance of the board of directors of TN Technologies Holding shall be elected by the stockholders of TN Technologies Holding, or to the extent necessary to fill a vacancy on the Board of Directors, by the balance of the Board of Directors.

     6.4 Headquarters. So long as one of the Principals is an executive officer of TN Technologies Holding or unless otherwise agreed to by the Limited Partners, True North and TN Technologies Holding shall cause the headquarters of TN Technologies Holding to be located in Connecticut, in the vicinity of Westport.

     6.5 Stock Issuances. Except as provided herein, TN Technologies Holding shall not issue any equity securities, options, warrants or other securities convertible or exchangeable into equity securities of TN Technologies Holding prior to the Closing Date without the written consent of the Principals, which consent shall not be unreasonably withheld.

     6.6 Supplemental Disclosure. True North and TN Technologies Holding shall promptly notify the Principals of, and furnish the Principals any information they may reasonably request with respect to, the occurrence to the knowledge of True North or TN Technologies Holding of any event or condition or the existence to the knowledge of True North or TN Technologies Holding of any fact that would cause any of the conditions to the obligations of the Modem Media Parties to consummate the Reorganization not to be fulfilled.

     6.7 Chief Executive Officer. TN Technologies Holding shall use commercially reasonable efforts to cause Gerald M. O'Connell to succeed Gregory
W. Blaine as Chief Executive Officer of TN Technologies Holding in the event that Mr. Blaine no longer serves in such capacity. If required to effect any proposal consistent with this Section 6.7, True North shall vote its shares of TN Technologies Holding Common Stock in favor of such proposal.

     6.8  [Intentionally Left Blank]

     6.9 Certificate of Incorporation and By-laws. On or prior to the date hereof, TN Technologies Holding shall have delivered to the Modem Media Parties true and correct copies of its Certificate of Incorporation and By-laws.

     6.10 Commercially Reasonable Efforts by TN Technologies Holding. TN Technologies Holding hereby covenants and agrees to use commercially reasonable efforts to pursue any claim which it may have from time to time against True North under this Agreement or the Acquisition Agreement, and not to waive any such claim without the prior written consent of the Principals, and

True North hereby covenants and agrees that it shall not cause, or take any action that would reasonably be likely to cause, TN Technologies Holding not to comply with this Section 6.10.

     6.11 Code Section 351. True North agrees that it shall not sell, transfer or otherwise dispose of the shares of TN Technologies Holding Common Stock received by it pursuant to this Agreement or the Acquisition Agreement, or any interest therein, in such a manner or to the extent that any such sale, transfer or other disposition could adversely affect the qualification of the transactions described in Section 2.1 of this Agreement or in Article II of the Acquisition Agreement as transfers to a controlled corporation under Section 351 of the Code.

     6.12 Annual Earnout Payments. True North, TN Technologies Holding and the Modem Media Parties agree that the Annual Earnout Payments pursuant to the Partnership Interest and Stock Purchase Agreement are intended to constitute consideration for the acquisition of the Stockholder Shares and the Limited Partner Interests from the Stockholders and the Limited Partners, respectively, and are not intended to constitute the payment of compensation for services rendered or to be rendered by the Stockholders or Limited Partners. Except as required by law, True North and TN Technologies Holding shall not take any position on any Tax Return inconsistent with the preceding sentence. In the event of a final determination that is inconsistent with the foregoing characterization of the Annual Earnout Payments and with True North's or TN Technologies Holding's reported Tax position, the Stockholders and Limited Partners, jointly and severally, agree to indemnify and hold True North and TN Technologies Holding harmless from loss in respect of any withholding Taxes, employee portion of employment Taxes, or interest and/or penalties imposed on or assessed against True North or TN Technologies Holding by any Tax authority as a result of such reported Tax position. The foregoing indemnification shall be governed by the indemnification procedures set forth in Sections 10.6, 10.7 and
10.8 of this Agreement.

     6.13  MMLP Option Plan.

     (a) At the Closing, each outstanding MMLP Option shall be canceled and substituted with an option (a "TN Option") to acquire TN Technologies Holding Class A Common Stock, as provided in Section 6.13(b).

     (b) The cancellation of the MMLP Options by substituting TN Options shall comply in all material respects with, and shall be performed in accordance with,
Section 6.8 of the 1996 Option Plan of Modem Media Advertising Limited Partnership. The parties hereto agree that (i) the number of shares of TN Technologies Holding Class A Common Stock subject to such TN Options (including TN Options exchanged for MMLP Options described in Section 6.13(e) below) shall be equal to 363,415, the number of such shares of TN Technologies Holding Class A Common Stock having a value (as of the Closing) determined by the Limited Partners to be equal to the value (as of such date) of the units purchasable pursuant to the canceled MMLP Options (including MMLP Options described in Section 6.13(e) below), and (ii) the exercise price under such TN Options will be equal to the exercise price of such MMLP Options, subject to rounding of the exercise price thus determined to the nearest whole cent (a half-cent shall be rounded to the next higher whole cent).

     (c) After the Closing Date, TN Technologies Holding shall issue to each holder of an outstanding MMLP Option a document evidencing the foregoing cancellation and substitution by TN Technologies Holding.

     (d) TN Technologies Holding agrees to register pursuant to a registration statement on Form S-8 or any successor form, the TN Options upon the initial registration of stock options granted to employees pursuant to TN Technologies Holding's employee stock option plan.

     (e) Notwithstanding anything to the contrary contained herein or in the MMLP Option Plan, with respect to any MMLP Option exercised between the date hereof and the Closing Date, for purposes of this Agreement, the parties hereto agree to treat any units or other interests purchased pursuant to such exercise in the same manner as such MMLP Option would have been treated pursuant to this Agreement if such exercise had not occurred.

     (f) Notwithstanding anything to the contrary contained herein or in the MMLP Option Plan, any shares of TN Technologies Common Stock issued pursuant to exercise of any TN Option shall be subject to the provisions of Sections 7.6(d) and (f) hereto.

     6.14 Certain Guaranties. TN Technologies Holding shall, promptly after the Closing, obtain the termination and release of the obligations of each of the Limited Partners, or provide each Limited Partner with reasonably satisfactory indemnity with respect to such Limited Partner's guarantee obligations, in favor of AT&T Capital Corporation pursuant to the Guarantees dated May 31, 1994 between each of the Limited Partners and AT&T Capital Corporation.


                                   ARTICLE 7

                                MUTUAL COVENANTS

     Each party hereto covenants and agrees as follows:

     7.1 Cooperation. Each party hereto shall cooperate with each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other, after the Closing to ensure the orderly transition of the MMLP Business to TN Technologies Holding and to minimize any disruption to the MMLP Business that might result from the transactions contemplated hereby. After the Closing, upon reasonable written notice, each of True North and TN Technologies Holding, on the one hand, and each Limited Partner and Stockholder hereto, on the other, shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the MMLP Business as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax Returns, reports or forms or the defense of any Tax claim or assessment. No party shall be required by this Section 7.1 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations.

     7.2 Confidentiality. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and in the event the transactions contemplated hereby shall not be consummated, at the request of the other party each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third party (other than, in the case of True North or TN Technologies Holding, to its counsel, accountants, financial advisors or lenders, and in the case of the Limited Partners and the Stock holders, to their counsel, accountants or financial advisors). No other party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the transactions contemplated by this Agreement; provided, however, that after the Closing True North and TN Technologies Holding may use or disclose any confidential information as contemplated by the Acquisition Agreement and subject to Section 9.9 thereof. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (a) is or becomes available to such party from a source other than such other party, (b) is or becomes available to the public other than as a result of disclosure by such party or its agents, (c) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (d) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

     7.3 Publicity. The parties hereto agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of True North and TN Technologies Holding; provided, however, that True North, TN Technologies Holding and the Limited Partners and the Stockholders may make internal announcements to its employees regarding the transactions contemplated hereby.

     7.4 Records. On the Closing Date, the Limited Partners and the Stockholders shall deliver to TN Technologies Holding or make available at the offices of MMLP all agreements, documents, books, records and files, including records and files stored on computer disks or tapes or any other storage medium, if any, in the possession of any Modem Media Party relating to the MMLP Business.

     7.5 Consents. Each party hereto shall promptly apply for or otherwise seek, or use commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Reorganization and the transactions contemplated by this Agreement, and the Limited Partners and the Stockholders shall use commercially reasonable efforts to obtain all consents, waivers and approvals under any agreements, contracts, licenses or leases of the MMLP Business to preserve the benefits thereunder for TN Technologies Holding.

     7.6  Transfer Restrictions and Buyout.

          (a) General. Until the earlier to occur of (i) the closing of the IPO or (ii) the consummation of the buyout contemplated by Section 7.6(d) hereof, without the prior written consent of True North and all of the Limited Partners who are holders of shares of Capital Stock (as defined below), neither True North nor any of the Limited Partners shall sell, assign or otherwise transfer (a "Transfer") shares of TN Technologies Holding Class A Common Stock or TN Technologies Holding Class B Common Stock (hereinafter referred to individually and collectively as "Capital Stock") except as permitted by this Agreement. Prior to any such Transfer (including a Permitted Transfer, as defined below), each transferee of shares of Capital Stock shall agree in writing to be bound by the provisions of this Agreement affecting the shares of Capital Stock to be trans ferred. Notwithstanding anything to the contrary herein, (x) shares of Capital Stock transferred to any immediate or successive transferee of True North or any of the Limited Partners, and the rights of such transferee with respect to such shares, shall remain and be subject to the restrictions set forth in this Section 7.6, and (y) no Transfer (including a Permitted Transfer) of Capital Stock by True North or any Limited Partner shall relieve such person of its obligations under this Agreement or under any of the other agreements executed in connection herewith or contemplated hereby.

          (b) Permitted Transfers.  The transfer restrictions contained in this
Section 7.6 shall not apply with respect to any of the following Transfers (which shall be referred to herein as "Permitted Transfers," and the transferees of such shares shall be referred to herein as a "Permitted Transferee") of shares of Capital Stock:

               (i) in the case of True North and its Permitted Transferees, to and among majority-owned subsidiaries of True North;

               (ii) in the case of any Limited Partner and his Permitted Transferees, to and among (A) members of such Limited Partner's Family Group (as defined below) by sale, gift, pursuant to applicable laws of descent and distribution or otherwise or (B) to other Limited Partners. For purposes hereof, "Family Group" means any natural person's spouse and natural descendants and any trust solely for the benefit of such natural person or such natural person's spouse or descendants; or

               (iii) any transaction, proceeding or action by or in which any holder of shares of Capital Stock is deprived or divested of any right, title or interest in or to any shares of Capital Stock and such right title or interest is transferred to a person other than a transferee permitted by any other provision of this Agreement, such transactions, proceedings and actions to include: any seizure under levy of attachment or execution; any transfer, in connection with a bank ruptcy or other court proceeding, to a trustee in bankruptcy, receiver or other officer or agency; any transfer in connection with a divorce (including a legal separation) or dissolution with respect to a holder of shares of Capital Stock and such holder's spouse; any transfer in connection with the incompetence of a holder of shares of Capital Stock; and any transfer to a personal representative, executor, or administrator following the death of a holder of shares of Capital Stock.

          (c) Right of First Refusal.  Until the closing of the IPO:

               (i) If True North, any Limited Partner or their respective Permitted Transferees desire to Transfer any shares of Capital Stock (other than pursuant to a Permitted Transfer or a Transfer to be effected pursuant to
Section 7.6(d)), such holder (the "Transferring Stockholder") shall, at least thirty (30) days prior to the proposed date of Transfer, deliver a written notice (the "Offer Notice") to the other holders of Capital Stock (the "Other Stockholders") and TN Technologies Holding. The Offer Notice shall disclose in reasonable detail the proposed number of shares of Capital Stock to be transferred (the "Offered Shares"), the per share price therefor and the identity of the proposed purchaser.

               (ii) In the case of a proposed Transfer by True North or one of its transferees, the Other Stockholders who are Limited Partners may elect to purchase any or all of the Offered Shares upon the same terms and conditions (or in the case of a stock-for-stock transaction, upon terms and conditions reflecting comparable value) as those set forth in the Offer Notice by delivering a written notice of such election (the "Election Notice") to the Transferring Stockholder within twenty (20) days after delivery of the Offer Notice. If more than one such Other Stockholder elects to purchase the Offered Shares, then each such Other Stockholder shall be entitled to purchase the number of shares equal to such Other Stockholder's proportion of the total number of shares of Capital Stock held by all of the electing Other Stockholders, or such other number as the electing Other Stockholders reasonably agree in writing. In the case of a proposed Transfer by a Limited Partner or one of its Permitted Transferees, True North may elect to purchase any or all of the Offered Shares upon the same terms and conditions (or in the case of a stock-for-stock transaction, upon terms and conditions reflecting comparable value) as those set forth in the Offer Notice by delivering an Election Notice in the above described manner.

               (iii) If the Other Stockholders who are Limited Partners or True North, as the case may be, do not elect to purchase any of the Offered Shares, TN Technologies Holding may elect to purchase any or all of the Offered Shares to be transferred upon the same terms and conditions as those set forth in the Offer Notice by delivering an Election Notice to the Transferring Stockholder within thirty (30) days after delivery of the Offer Notice.

               (iv) If True North, a Limited Partner or TN Technologies Holding elects to purchase Offered Shares from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the Election Notice, but in any event, within thirty-five (35) days after delivery of the Offer Notice; provided, however, that if such transfer is not consummated within such thirty-five (35) day period, the Offered Shares shall thereafter be subject to this Section 7.6 as if no Offer Notice had been given.

          (d) Buyout Options. If the IPO has not closed prior to the fifth anniversary of the Closing Date (the "Determination Date"):

               (i) Unless True North and the Limited Partners holding at least a majority in interest of the shares then held by the Limited Partners (the "Majority Limited Partners") otherwise agree in writing, True North and the Majority Limited Partners shall use their good faith efforts to agree upon an investment banking or appraisal firm to perform the appraisal described in
Section 7.6(e). In the event that True North and the Majority Limited Partners are unable to reach such agreement within thirty (30) days following the Determination Date, each of True North and the Majority Limited Partners shall, within ten (10) days following the expiration of such period, select one investment banking firm, which investment banking firms shall jointly select an investment banking or valuation firm to conduct such appraisal. True North, TN Technologies Holding and each Majority Limited Partner agree to use reasonable efforts to cooperate and to ensure that such appraisal is completed as expeditiously as possible under the circumstances.

               (ii) Within thirty (30) days following True North's and the Majority Limited Partner's receipt of such appraiser's written determination of "Fair Market Value" (as hereinafter defined), True North shall in writing either:

                    (A) notify the Majority Limited Partners of its intention to purchase, at the Fair Market Value, all of the shares of Capital Stock held by the Limited Partners and their transferees (the "True North Buyout"), in which case, the True North Buyout shall be consummated within thirty (30) days following the date of receipt of such notice from True North by the Majority Limited Partners; or

                    (B) offer to sell to the Limited Partners (the "True North Offer to Sell"), at the Fair Market Value, all of the shares of Capital Stock held by True North and its transferees (the "Limited Partner Buyout"), in which case, the Majority Limited Partners shall have five (5) days following the expiration of such thirty (30) day period to accept or reject, in writing, the True North Offer to Sell; if the Majority Limited Partners accept the True North Offer to Sell, the Limited Partner Buyout shall be consummated within thirty
(30) days following True North's receipt of such acceptance.

               (iii) If the Majority Limited Partners reject the True North Offer to Sell, then all of the holders of shares of Capital Stock shall use their best efforts (including the retention and utilization of an investment banker to assist with such transaction) to effect, in one or more arm's-length transactions, a sale of all of such shares, or of substantially all of the assets of TN Technologies Holding, to an unrelated third party or parties, on such terms and conditions as True North and the Majority Limited Partners shall reasonably agree.

               (iv) In the event that either True North or the Majority Limited Partners fail to give their respective designation notices described in the foregoing subparagraph 7.6(d)(i) within the applicable time period prescribed therein (such party, the "Non-notifying Party"), and after reasonable notice of such party's failure to give notice, the other party shall have the right to specify both of the initial investment bankers to be designated pursuant to such subparagraph, which specification shall be made in writing to the Non-notifying Party within ten (10) days following the expiration of such time period.

               (v) True North and the Limited Partners shall bear their pro rata share (based on the number of shares of Capital Stock held) of the costs reasonably incurred with respect to any sale or purchase of the Capital Stock provided for in this Section 7.6(d).

          (e) Determination of Fair Market Value. For purposes of this Section 7.6, "Fair Market Value" shall be the fair market value of a share of Capital Stock as of the Determination Date as determined by the appraiser selected pursuant to the foregoing subparagraph 7.6(d)(i). In performing such appraisal, such appraiser shall not take into account the fact that the shares of Capital Stock being appraised constitute a minority interest or that the holder or holders thereof lack the ability to control the affairs of TN Technologies Holding as factors in determining Fair Market Value.

          (f) Restrictive Legend. The parties hereto agree that TN Technologies Holding may place restrictive legends referring to this Section 7.6 on the shares of TN Technologies Holding Common Stock that the Stockholders, the Limited Partners and True North receive in connection with the transactions contemplated hereby.

                                   ARTICLE 8

                           [INTENTIONALLY LEFT BLANK]

                                   ARTICLE 9

                             CONDITIONS TO CLOSING

     9.1 Obligations of True North and TN Technologies Holding. The obligations of True North and TN Technologies Holding under this Agreement are subject to the satisfaction (or waiver by True North and TN Technologies Holding) as of the Closing of the following conditions:

          (a) The representations and warranties of the Limited Partners and the Stockholders made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date. The Limited Partners and the Stockholders shall have performed or complied with in all material respects all obli gations and covenants required by this Agreement and the Related Agreements to be performed or complied with by the Limited Partners and the Stockholders by the time of the Closing. The Limited Partners and the Stockholders shall have delivered to True North and TN Technologies Holding certificates dated the Closing Date and signed by the Stockholders, the Limited Partners and by an authorized officer of Modem Media confirming the foregoing.

          (b) Between the date hereof and the Closing Date, there shall have been (i) no Material Adverse Change in the assets, business, operations, liabilities, profits, prospects or condition (financial or otherwise) of Modem Media or MMLP; (ii) no material adverse Federal or state legis lative or regulatory change affecting Modem Media or MMLP or the MMLP Business; and (iii) no material damage to the assets or properties of Modem Media or MMLP by fire, flood, casualty, act of God or the public enemy or other cause, regardless of insurance coverage for such damage. The Limited Partners and the Stockholders shall have delivered to True North and TN Technologies Holding a certificate dated the Closing Date and signed by the Stockholders, the Limited Partners and by an authorized officer of Modem Media confirming the foregoing.

          (c) Each of the Principals shall have executed and delivered the respective Employment Agreements and Non-Competition Agreements.

          (d) The parties shall have received all approvals and actions of or by all Governmental Entities which are necessary to consummate the transactions contemplated hereby.

          (e) The Modem Media Parties shall have received consents, in form and substance reasonably satisfactory to True North and TN Technologies Holding, to the transactions contemplated hereby from the other parties to all contracts, leases, agreements and permits to which Modem Media or MMLP is a party or by which Modem Media or MMLP or any of their respective assets or properties is affected and which are specified in Schedule 3.2 or are otherwise necessary to prevent a Material Adverse Change in the assets, business, operations, liabilities, profits, prospects or condition (financial or otherwise) of Modem Media or MMLP.

          (f) No action, suit or proceeding by any Governmental Entity shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby or by any of the Related Agreements.

          (g) The Partnership Interest and Stock Purchase Agreement shall not have been terminated; no party to such agreement shall be in breach thereof; and all conditions to closing identified therein shall have been satisfied or waived.

          (h) Each of the Related Agreements to which any of the Modem Media Parties is a party shall have been executed by such party and shall not have been amended or terminated.

          (i) Modem Media and the Limited Partners shall have executed and delivered the Second Amended and Restated Agreement of Limited Partnership of Modem Media Advertising Limited Partnership in form and substance reasonably satisfactory to True North for purposes of admitting True North as a limited partner.

          (j) If requested by True North in writing and permitted by the Code, Modem Media and the Limited Partners shall have consented to, and caused MMLP to prepare, execute and deliver, a Statement of Election under Section 754 of the Code.

          (k) True North shall have received a copy of the amended agreement relating to MMLP's sales automation product currently sold to AT&T as MyPartner.

     9.2 Obligations of the Limited Partners and the Stockholders. The obligations of the Limited Partners and the Stockholders under this Agreement are subject to the satisfaction (or waiver by the Stockholders) as of the Closing of the following conditions:

          (a) The representations and warranties of TN Technologies Holding made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date. TN Technologies Holding shall have performed or complied with in all material respects all obligations and covenants required by this Agreement and the Related Agreements to be performed or complied with by TN Technologies Holding by the time of the Closing. TN Technologies Holding shall have delivered to the Limited Partners and the Stockholders certificates dated the Closing Date and signed by authorized officers of TN Technologies Holding confirming the foregoing.

          (b) The representations and warranties of True North made in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the Closing Date. True North shall have performed or complied with in all material respects all obligations and covenants required by this Agreement and the Related Agreements to be performed or complied with by True North by the time of the Closing. True North shall have delivered to the Limited Partners and the Stockholders certificates dated the Closing Date and signed by authorized officers of True North confirming the foregoing.

          (c) The parties shall have received all approvals and actions of or by all Governmental Entities necessary to consummate the transactions contemplated hereby.

          (d) True North, TN Technologies Holding and each Acquired Entity, as the case may be, shall have received consents, in form and substance reasonably satisfactory to the Limited Partners and the Stockholders, necessary to consummate the transactions contemplated hereby.

          (e) No Action, suit or proceeding by any Governmental Entity shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby or of any of the Related Agreements.

          (f) TN Technologies Holding shall have executed and delivered the Employment Agreements.

          (g) Each of the Principals shall have been elected to the Board of Directors of TN Technologies Holding.

          (h) The Partnership Interest and Stock Purchase Agreement shall not have been terminated; no party to such agreement shall be in breach thereof; and all conditions to closing identified therein shall have been satisfied or waived.

     9.3 Frustration of Closing Conditions. None of TN Technologies Holding, True North or any of the Limited Partners or the Stockholders may rely on the failure of any condition set forth in Section 9.1 or 9.2, as the case may be, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur.

     9.4 Simultaneous Closings. The parties hereto agree that the Closing of the Reorganization shall be deemed to occur only upon the consummation of the transactions contemplated by the Partnership Interest and Stock Purchase Agreement and that if the transactions contemplated by such agreement are not consummated the obligations of the parties hereto to effect the Reorganization shall be terminated; provided, however, that nothing in this Section 9.4 shall be deemed to limit (a) the liability of any party hereto for such party's breach of a provision of this Agreement or (b) the rights of any party to legal or equitable relief for such breach.

                                   ARTICLE 10

                                INDEMNIFICATION

     10.1 Survival of Representations and Warranties; Liability Threshold; Limitation on Recovery.

          (a) All of the representations and warranties of the Limited Partners and the Stockholders (except for those contained in Sections 3.9 and 3.16) contained herein or in any document, certificate, Schedule, Exhibit or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until three (3) years after Closing, after which such representations and warranties shall terminate. The representations and warranties of the Limited Partners and the Stockholders contained in Sections 3.9 and 3.16 shall survive the Closing and shall continue in full force and effect without limit as to time (subject to any applicable statutes of limitations).

          (b) All of the representations and warranties of True North and TN Technologies Holding contained herein or in any document, certificate, Schedule, Exhibit or other instrument required to be delivered hereunder shall survive the Closing and continue in full force and effect until three (3) years after Closing, after which such representations and warranties shall terminate.

          (c) True North and TN Technologies Holding, on the one hand, and the Limited Partners and the Stockholders, on the other, shall not be entitled to indemnification for any loss contemplated by this Article 10 until the aggregate of all indemnified or indemnifiable losses, damages or expenses suffered by such party, or its successors and assigns pursuant to this Agreement, the Partnership Interest and Stock Purchase Agreement and the Acquisition Agreement, exceeds

$375,000 (the "Initial Threshold"). If such losses, damages or expenses exceed the Initial Threshold, the applicable indemnifying party shall be obligated to pay the entire amount of such losses, damages or expenses suffered by the other, less $100,000.

     10.2 Environmental Indemnification. Each of the Principals shall jointly and severally indemnify True North and TN Technologies Holding, their affiliates and each of their respective officers, directors, employees, stockholders and control persons against and hold them harmless from any loss, liability, claim, damage or expense (including legal fees and expenses reasonably incurred) suffered or incurred by any such indemnified party arising from, relating to or otherwise in respect of any pollution or threat to human health or the environment that is related in any way to the Modem Media Parties management, use, control, ownership or operation of any properties owned, leased or used at any time by the Modem Media Parties, that occurred or existed, or was caused, in whole or in part, on or before the Closing Date, and any Environmental Claim the Modem Media Parties have assumed or retained either contractually or by operation of law.

     10.3 Other Indemnification by the Limited Partners and the Stockholders. Each of the Principals shall jointly and severally indemnify True North and TN Technologies Holding, their affiliates and each of their respective officers, directors, employees, stockholders and control persons against and hold each of them harmless from any loss, liability, claim, damage or expense (including legal fees and expenses reasonably incurred) suffered or incurred by any such indemnified party (other than any loss, liability, claim, damage or expense for which exclusive indemnification is provided under Section 10.2 and Article 11) arising from, relating to or otherwise in respect of (a) any breach of any representation or warranty of any Limited Partner or Stockholder contained in this Agreement or in any certificate or Schedule delivered pursuant hereto and
(b) any breach of any covenant of any Limited Partner or Stockholder contained in this Agreement or in any certificate or Schedule.

     10.4  Other Indemnification by True North and TN Technologies Holding.

          (a) True North shall indemnify the Limited Partners or Stockholders against and hold each of them harmless from any loss, liability, claim, damage or expense (including legal fees and expenses reasonably incurred), suffered or incurred by any such indemnified party (other than any loss, liability, claim, damage or expense, for which exclusive indemnification is provided under Article
11) arising from, relating to, or otherwise in respect of (i) any breach of any representation or warranty of True North contained in this Agreement or in any certificate or Schedule delivered pursuant hereto and (ii) any breach of any covenant of True North contained in this Agreement or in any certificate or Schedule. Notwithstanding the foregoing, Kraft Enterprises LTD shall have no right to seek indemnification from True North pursuant to this Section 10.4 or otherwise unless at least one other Limited Partner also seeks such indemnification pursuant to this Section 10.4 for the same alleged breach of a representation, warranty or covenant of True North.

          (b) TN Technologies Holding shall indemnify the Limited Partners and the Stockholders against and hold each of them harmless from any loss, liability, claim, damage or expense (including legal fees and expenses reasonably incurred), suffered or incurred by any such indemnified party (other than any loss, liability, claim, damage or expense, for which exclusive indemnification is provided under Article 11) arising from, relating to, or otherwise in respect of (i) any breach of any representation or warranty of TN Technologies Holding contained in this Agreement or in any certificate or Schedule delivered pursuant hereto and (ii) any breach of any covenant of TN Technologies Holding contained in this Agreement or in any certificate or Schedule. Notwithstanding the foregoing, Kraft Enterprises LTD shall have no right to seek indemnification from TN Technologies Holding pursuant to this Section 10.4 or otherwise unless at least one other Limited Partner also seeks such indemnification pursuant to this Section 10.4 for the same alleged breach of a representation, warranty or covenant of TN Technologies Holding.

     10.5  Insurance.  Amounts required to be paid pursuant to this Article
10 are hereafter sometimes collectively called "indemnity payments" and are individually called an "indemnity payment." The amount which any indemnifying party is required to pay to any indemnified party pursuant to Sections 10.2,
10.3 or 10.4 shall be reduced (including, without limitation, retroactively) by any insurance proceeds and other amounts actually recovered by such indemnified party in reduction of the related Loss (as defined below). If an indemnified party shall have received an indemnity payment in respect of an Loss (as defined herein) and shall subsequently actually receive insurance proceeds or other amounts in respect of such Loss, then such indemnified party shall pay to such indemnifying party a sum equal to the lesser of the amount of such insurance proceeds or such other amounts actually received previously. The indemnified party agrees that the indemnifying party shall be subrogated to such indemnified party under any insurance policy.

     10.6 Losses Net of Taxes, etc. The amount of any loss, liability, claim, damage, expense or Tax for which indemnification is provided under this
Article 10 or under Article 11 (each a "Loss") shall be (a) increased on a full gross-up basis to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder and (b) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indem nified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to this paragraph and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the indemnified party has actually realized such cost or benefit. For purposes of this Agreement, an indemnified party shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such indemnified party is increased above or reduced below, as the case may be, the amount of Taxes that such indemnified party would be required to pay but for the receipt of the indemnity payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination (which shall include the execution of Form 870-AD or any successor form) with respect to the indemnified party's liability for Taxes and payments between the Modem Media Parties, on the one hand, and True North and TN Technologies Holding, on the other, to reflect such adjustment shall be made if necessary.

     10.7 Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto pursuant to Sections 10.2, 10.3 and 10.4 shall not terminate except as provided in Section 10.1 hereof.

     10.8  Procedures Relating to Indemnification.  In order for a party
(the "indemnified party") to be entitled to any indemnification provided for under this Agreement (other than under Section 10.2) in respect of, arising out of or involving a claim or demand made by any person against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within twenty (20) business days after receipt by such indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred by the indemnifying party during the period in excess of twenty (20) days in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, within ten (10) business days after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

     If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof at its sole expense with counsel selected by the indemnifying party and reasonably acceptable to the indemnified party; provided, however, that the indemnified party shall have the right to employ separate counsel to represent itself in connection with any claim in respect of which indemnity may be sought hereunder if the defendants in respect of any such claim reasonably conclude that there may be legal defenses available to them or another indemnified party that are different from or additional to those available to the indemnifying party or that there exists some other conflict of interest between the interests of the indemnified parties and the indemnifying party with respect to such claim that makes separate representation desirable in the reasonable judgment of the indemnified parties, and, in the event of the foregoing, the fees and expenses reasonably incurred by such separate counsel shall be paid by the indemnifying party. It is understood, however, in connection with the proviso in the preceding sentence that the indemnifying party shall not be liable for the expenses of more than one separate counsel for all the indemnified parties (together with not more than one local counsel in each juris diction in which any claim or action is brought). Should the indemnifying party elect to assume the defense of a Third Party Claim, except where it may not so elect pursuant to the proviso in the second preceding sentence, in accordance with the second preceding sentence the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during any period during which the indemnified party shall have failed to give timely notice of the Third Party Claim as provided above).

     If the indemnifying party elects to assume the defense of any Third Party Claim in accordance with the provisions of this Section 10.8, all of the indemnified parties shall cooperate with the indem nifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and infor mation which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not settle, compromise or discharge such Third Party Claim without the indemnified party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim which the indemnifying party may recommend and which by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and which would not otherwise adversely affect the indemnified party.

     Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the indemnified party which the indemnified party reasonably determines cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages. The indemnification required by Section 10.1, 10.2, 10.3 or 10.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred. All claims under Section 10.2, 10.3 or 10.4 other than Third Party Claims shall be governed by Section 10.9.

     10.9 Other Claims. In the event any indemnified party should have a claim against any indemnifying party under Section 10.2 and 10.3 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under
Section 10.3 or 10.4. If the indemnifying party does not notify the indemnified party within twenty (20) business days following its receipt of such notice that the indemnifying party disputes its liability to the indemnified party under
Section 10.2, 10.3 or 10.4, such claim specified by the indemnified party in such notice shall be conclusively deemed a liability of the indemnifying party under Section 10.2, 10.3 and 10.4 and the indemnifying party shall pay the amount of such liability to the indemnified party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the indemnifying party has timely disputed its liability with respect to such claim, as provided above, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction.

     10.10 Mitigation. True North, TN Technologies Holding, the Limited Partners and the Stockholders shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify any other party hereunder, including by making commercially reasonably efforts to mitigate or resolve any such claim or liability; provided, that an indemnified party shall not be required to make such efforts if they would be detrimental in any material respect to such party.

                                  ARTICLE 11

                                  TAX MATTERS

     11.1 Termination of S Status. The Stockholders, jointly and severally, and True North and TN Technologies Holding hereby agree to any actions reasonably required to elect to employ the "closing of the books" method under Section 1362(e)(3) of the Code and any comparable provision of state law (but only to the extent Modem Media elected or was deemed to have elected to be treated as an S Corporation for any such applicable state law) for purposes of allocating income, loss, deduction or credit of Modem Media for the S Termination Year between the S Short Year and C Short Year. Each of True North, TN Technologies Holding and Modem Media agrees to cooperate in effecting the actions required under the preceding sentence.

     11.2 Distribution and Tax Sharing Agreements. Except as otherwise provided in connection with this Agreement, the Stockholders, jointly and severally, hereby represent and warrant that they are not a party to and do not claim any rights under any Tax indemnity, Tax sharing, Tax allocation agreement with MMLP or Modem Media or under any agreement obligating MMLP or Modem Media to make any distribution or payment of cash or property to the Stockholders or Limited Partners in respect of, or in connection with, their ownership of shares of capital stock of Modem Media or of Limited Partnership Interests in MMLP (collectively, "Tax Sharing Agreements"). Except as otherwise provided in this Agreement, to the extent any such Tax Sharing Agreements have existed or currently exist, the Stockholders, Limited Partners, Modem Media and MMLP hereby agree to terminate any and all such Tax Sharing Agreements effective as of the Closing Date and hereby agree to waive effective as of the Closing Date any rights they may have under such Tax Sharing Agreements as of or following the Closing Date.

     11.3 Tax Returns. The Limited Partners and the Stockholders hereby covenant and agree on behalf of Modem Media and MMLP that Modem Media and MMLP shall be responsible for and shall cause the filing of all Tax Returns which Modem Media or MMLP is required to file, on or prior to the Closing Date, with respect to all taxable years (or portions thereof) ending on or prior to the Closing Date ("Pre-Closing Period Tax Returns"). With respect to any of the Pre-Closing Period Tax Returns which are to be filed after the Closing Date, Modem Media shall provide to the Stockholders' Representative not less than forty-five (45) days prior to the proposed filing date a copy of each Pre-Closing Period Tax Return which will impose a Tax liability on the Stockholders or Limited Partners; the Stockholders' Representative shall within twenty (20) days approve or specify any changes that should be made to such Pre-Closing Period Tax Return and, subject to the approval of Modem Media (which approval shall not be unreasonably withheld), such change shall be made by Modem Media in connection with the final preparation and filing of such Pre-Closing Tax Return.

     Except as otherwise provided in the preceding paragraph, TN Technologies Holding hereby covenants and agrees that it shall be responsible for and cause the filing of all Tax Returns which TN Technologies Holding, Modem Media, MMLP, or any other subsidiaries of TN Technologies Holding are required to file, or in which any of the foregoing is to be included (including any combined, unitary or consolidated returns).

     11.4  Corporate Liability for Taxes.
           -----------------------------

           (a) Except as otherwise provided in Section 11.5 hereof, Modem Media and MMLP shall pay or cause to be paid any and all Taxes required to be paid by Modem Media or MMLP in respect of the Pre-Closing Period Returns as required by applicable law, and shall indemnify and hold harmless the Stockholders and Limited Partners from any liability for such Taxes.

           (b) Except as otherwise provided in Section 11.5 hereof, TN Technologies Holding shall pay or cause to be paid any and all Taxes required to be paid by TN Technologies Holding, Modem Media, MMLP or any of their subsidiaries with respect to Post-Closing Period Returns as required by applicable law, and shall indemnify and hold harmless the Stockholders and Limited Partners from any liability for such Taxes.

           (c) In the event an assessment of additional foreign or state income Taxes by a foreign or state Taxing Authority is made against and is paid by Modem Media or MMLP with respect to any Taxable year ending on or prior to the Closing Date and results in the Stockholders or Limited Partners having a claim for additional credits or deductions for foreign or state income taxes, then each Stockholder or Limited Partner shall apply for a refund of income Taxes to the fullest extent allowed by law in order to realize the greatest refund of income Taxes available on account of such additional credits or deductions and shall pay to TN Technologies Holding the amount thereof resulting from such additional credits or deductions (plus any interest received) immediately upon receipt of such refund of income Taxes without regard to any other adjustments to such Stockholder's or Limited Partner's Tax Return for the taxable year for which such refund of income Taxes was received, provided, however, the amount to be paid hereunder shall be reduced by the reasonable fees, expenses and costs directly or indirectly associated with such Stockholder's claim for refund and any taxes paid in respect of such refund. The liability of each Stockholder and Limited Partner to TN Technologies Holding under this Section 11.4(c) shall be several and not joint.

     11.5 Modem Media Party Indemnification for Certain Taxes. Each Principal, jointly and severally, hereby indemnifies and agrees to hold each of True North, TN Technologies Holding, Modem Media, MMLP, and each of their respective subsidiaries harmless from, against and in respect of the following: (i) and Taxes imposed on MMLP as a result of failing to qualify as a partnership under Code Section 7701 or under applicable state law for any period prior to the Closing; (ii) any Taxes imposed on Modem Media as a result of failing to qualify as an S Corporation under Code Section 1361(a)(1) or under applicable state law (but only to the extent Modem Media elected or was deemed to have elected to be treated as an S Corporation under any such applicable state law) for any period;
(iii) any Taxes imposed on Modem Media for any Pre-Closing period, or (iv) a breach of any representation or warranty made by the Limited Partners in Sections 3.9 (without regard to any matter disclosed or referenced in Schedule
3.9 hereof), 11.1 or 11.2 of this Agreement.

     11.6  Audit and Contest Rights.

          (a) The parties hereto shall cooperate fully with each other in the conduct of any audit or other proceeding relating to Taxes of MMLP or Modem Media and/or relating to Taxes of the Stockholders or Limited Partners and shall make available to each other such Tax data and other information as may be reasonably required with respect to any Tax audit. Within twenty (20) days following notice of any proposed adjustment which would give rise to a claim for indemnification under Section 11.5, TN Technologies Holding shall notify the Stockholders' Representative of such proposed adjustment and thereafter, the Stockholders' Representative shall have the right to control the portion of any proceedings relating to such proposed adjustment and to determine when, whether and to what extent to settle any such claim, assessment or dispute; provided, however, that TN Technologies Holding shall have the right to control the conduct of any such audit or proceeding for which TN Technologies Holding waives its rights to indemnification under Section 11.5 hereof.

          (b) Within twenty (20) days following notice of any proposed adjustment that would not in any way adversely affect TN Technologies Holding, Modem Media, MMLP or any of their subsidiaries (as determined in good faith by TN Technologies Holding) but that could have the effect of increasing the Stockholders' or Limited Partners' Tax liability for any period, TN Technologies Holding shall notify the Stockholders' Representative of such proposed adjustment and thereafter the Stockholders' Representative shall have the right to control any proceedings relating to such proposed adjustment and to determine when, whether and to what extent to settle any such claim, assessment or dispute. The Stockholders' Representative shall notify TN Technologies Holding within twenty (20) days with respect to the intent of the Stockholders' Representative to assume control of such proceeding. If the Stockholders elect not to assume control of such proceeding or fail to respond by written notice within such twenty (20) day period, the provisions of Section 11.6(c) shall apply.

          (c)  (i)  Except as provided in Section 11.6(c)(iii) below, neither
TN Technologies Holding, Modem Media, MMLP nor any subsidiary shall make any election, take any Tax Return position, or agree to any Tax adjustment or adjustments that would have the effect of increasing the Stockholders' or Limited Partners' Tax liability with respect to any period ending on or prior to the Closing Date ("Company Action"), without first obtaining the prior written consent of the Stockholders' Representative, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the affected entity may take the Company Action without the consent of the Stockholders' Representative provided the affected company indemnifies the Stockholders or Limited Partners against any increase in the Stockholders' or Limited Partners' Tax liability resulting from the Company Action.

               (ii) An entity desiring to take a Company Action shall notify the Stockholders' Representative in writing of the proposed Company Action, and shall provide an estimate to the Stockholders' Representative of the aggregate increase in the Stockholders' and/or Limited Partners' taxable income arising out of the Company Action. The Stockholders' Represen tative shall have sixty
(60) days from the date of the request for consent in which to notify the affected entity in writing whether the Stockholders' Representative consents to the Company Action. If the Stockholders' Representative does not respond within the sixty (60) day period, the Stock holders' Representative shall be conclusively deemed to have consented to the Company Action.

               (iii) Action by the Stockholders' Representative to withhold consent with respect to any proposed Tax Return position or Tax adjustment shall be conclusively presumed to be reasonable if the aggregate increase in the Stockholders' and/or Limited Partners' Taxable income resulting therefrom, when added to any and all prior approved Tax adjustments or Tax Return positions subject to this Section 11.6, would be to increase the Stockholders' and/or Limited Partners' aggregate Taxable income by $200,000; provided, however, that if TN Technologies Holding provides to the Stockholders' Representative a written opinion of Tax counsel (approved by the Stockholders' Representative which approval shall not be unreasonably withheld) that it is more likely than not that the proposed Company Action is required by law, then the Stockholders' Representative shall be conclusively presumed to have given consent to such Tax adjustment or Tax Return position, notwithstanding the Stockholders' Representative's prior disapproval, if any. The sixty (60) day period provided in Section 11.6(c)(ii) for action by the Stockholders' Representative shall be extended as necessary so that the Stockholders' Representative has no less than ten (10) days after receipt of the Tax opinion to review and approve the form of the Tax opinion. If a proposed adjustment is not consented to pursuant to this
Section 11.6(c)(iii), then TN Technologies Holding shall be obligated to pursue the proceedings in a manner consistent with the Stockholders' best interest and, if the refusal to consent is unreasonable, the Stockholders shall reimburse TN Technologies Holding for all reasonable fees and costs associated with such proceedings. No action by TN Technologies Holding pursuant to this Section 11.6(c)(iii) shall preclude the Stockholders from contesting any proposed audit adjustment affecting their individual returns under the Code.

          (d) For purposes of this Section 11.6, an adjustment shall be deemed to be proposed (and TN Technologies Holding, Modem Media and MMLP shall be deemed to have received notice of such proposal) as of the first date that TN Technologies Holding, Modem Media or MMLP receives written advice from an applicable Taxing Authority (or agent thereof) to the effect that such Taxing Authority is proposing to make an adjustment to the Tax liability or Tax Return of Modem Media, MMLP or of any Stockholder or Limited Partner.

     11.7  Payments.  The party or parties required to make any payment under
Section 11.1, 11.2 or 11.3 shall make such payment within thirty (30) days after the Final Determination of any Tax liability resulting in a claim for indemnification hereunder. For purposes hereof, "Final Determination" shall have the meaning set forth in Section 1313(a) of the Code.

     11.8 Stockholders' Representatives. In order to facilitate the resolution of any Tax audit issues between TN Technologies Holding, Modem Media and MMLP on the one hand, and the Stockholders and Limited Partners on the other, each Stockholder hereby designates and appoints Gerald M. O'Connell as his representative hereunder (acting jointly, the "Stockholders' Representa tive") and authorizes such person to take all actions on his behalf under Article 11 of this Agreement. TN Technologies Holding, Modem Media and MMLP shall be entitled to rely on all actions, decisions and representations of the Stockholders' Representative as if the same had been made by each Stockholder and Limited Partner personally, without any obligation to verify, authenticate or seek confirmation of any other facts from the Stockholders, Limited Partners or from any other person. Upon the death or legal incapacity of the individual named above, the executor or guardian of the estate of such individual shall succeed him as the Stockholders' Representative.

     11.9  Section 751 Allocation.  The parties agree that for purposes of
Section 751 of the Code, the portion of MMLP's "unrealized receivables" and "inventory items of the partnership which have appreciated substantially in value" (within the meaning of Section 751 of the Code) that are allocable to the Limited Partnership Interests have an aggregate value, as of the Closing Date, equal to $946,394.80. The parties shall not take any position on any Tax Return inconsistent with the foregoing allocation.

                                   ARTICLE 12

                                  TERMINATION

     12.1 Termination. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

          (a) by mutual written consent of the parties hereto;

          (b) by the Limited Partners and the Stockholders, if they are not in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained or incorporated by reference in this Agreement on the part of True North or TN Technologies Holding and such breach has not been cured within ten (10) business days after written notice to True North or TN Technologies Holding (provided that no cure period shall be required for a breach which by its nature cannot be cured); or

          (c) by True North or TN Technologies Holding if they are not in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement included or incorporated by reference in this Agreement on the part of the Limited Partners and the Stockholders and such breach has not been cured within ten (10) business days after written notice to the Limited Partners and the Stockholders (provided that no cure period shall be required for a breach which by its nature cannot be cured); or

          (d) by any party hereto, if the Closing does not occur on or prior to January 15, 1997.

provided, however, that the party seeking termination pursuant to clause (b),
(c) or (d) is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

     12.2 Return of Documents and Other Material. In the event of termination pursuant to Section 12.1(b),(c) or (d), written notice thereof shall forthwith be given by the terminating party to the other parties hereto and the transactions contemplated by this Agreement shall be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein, the parties shall at the written request of any other party hereto return all documents and other material and all copies thereof received from any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to such party.

     12.3 Survival. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 12, this Agreement shall become void and of no further force or effect, except for the provisions of, (a) Section 3.28 relating to finder's fees and broker's fees, (b) Sections 7.2 and 7.3 relating to confidentiality and publicity, respectively,
(c) Section 14.2 relating to expenses and (d) this Article 12. Nothing in this
Article 12 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

                                   ARTICLE 13

                               DISPUTE RESOLUTION

     13.1  Binding Arbitration.

          (a) Except as set forth in Section 13.2, any dispute, controversy or claim arising in connection with this Agreement, shall be settled by binding arbitration if so requested by any party hereto pursuant to paragraph (b) below. The arbitration shall be conducted by three arbitrators, who shall be appointed pursuant to the rules of the American Arbitration Association (the "AAA"). The arbitration shall be held in Chicago, Illinois and shall be conducted in accordance with the commercial arbitration rules of the AAA, except that the rules set forth in this Section 13.1 shall govern such arbitration to the extent they conflict with the rules of the AAA.

          (b) Upon written notice by a party to the other parties of a request for arbitration hereunder, the parties shall use commercially reasonable efforts to cause the arbitration to be conducted in an expeditious manner. All other procedural matters shall be within the discretion of the arbitrators. In the event a party fails to comply with the procedures in any arbitration in a manner deemed material by the arbitrators, the arbitrators shall fix a reasonable period of time for compliance and, if the party does not comply within said period, a remedy deemed just by the arbitrators, including an award of default, may be imposed.

          (c) The determination of the arbitrators shall be final and binding on the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The parties shall each be responsible for their own expenses in connection with such arbitration, including without limitation, counsel fees and fees of experts; provided, however, that the parties shall share equally in the expense of the arbitrators and of the AAA.

          (d) Notwithstanding anything contained herein to the contrary, the arbitrators shall not be limited as to the form of relief or remedy provided pursuant to this Section 13.1.

     13.2 Injunctive Relief. Notwithstanding Section 13.1, the parties hereto acknowledge that should any of them breach any of their respective obligations, the other parties hereto may suffer irreparable injury for which money damages may be inadequate, and therefore consent to the enforcement of such obligations by means of temporary or permanent injunction of any court having jurisdiction thereof, and each party hereto shall be entitled to assert any claim it may have for damages resulting from breach of such obligations in addition to seeking injunctive relief.

                                   ARTICLE 14

                               GENERAL PROVISIONS

     14.1 Complete Agreement. This Agreement, including the Related Agreements, Schedules and Exhibits and the agreements and other documents referred to herein and other writings exchanged between the parties, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

     14.2 Expenses. Except as otherwise provided in this Agreement, any Related Agreement or any other agreement being entered into by the parties hereto pursuant to this Agreement, the parties hereto shall pay their own costs and expenses incurred in connection with the Reorganization

(whether or not payable as of the Closing Date) and in connection with the consummation of the transactions contemplated by this Agreement. Such costs and expenses shall include, without limitation, investment banking, legal, accounting and printing costs and expenses and transfer taxes. The parties hereto agree that the costs and expenses of any third party retained to determine the value, if any, of the control premium associated with the Class B Common Stock of TN Technologies Holding shall be paid by True North. Any such costs and expenses incurred by the Modem Media Parties shall be borne by the Limited Partners and not by Modem Media or MMLP.

     14.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern after applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the nonexclusive jurisdiction and venue of any court within Chicago, State of Illinois, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Illinois for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     14.4 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is given, (b) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission,
(c) on the business day after delivery to an overnight courier service or the Express mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed, or (d) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

     If to True North:                  True North Communications Inc.
                                        101 E. Erie Street
                                        Chicago, Illinois 60611
                                        Attn:  Judith D. Shultz,
                                               Director of Corporate Development
                                        Telecopy:  (312) 425-6353

     If to TN Technologies Holding:     TN Technologies Holding Inc.
                                        101 E. Erie Street
                                        Chicago, Illinois 60611
                                        Attn:  Gregory W. Blaine,
                                               Chairman and Chief Executive
                                                Officer
                                        Telecopy:  (312) 425-6350

     If to the Limited Partners/
     Stockholders:                  Douglas C. Ahlers:      37 Grumman Avenue
                                                            Norwalk, CT

                                    Robert C. Allen, II:    20 Harwood Drive
                                                            Danbury, CT

                                    Gerald M. O'Connell:    37 Old Kings Highway
                                                            Wilton, CT

                                    Kraft Enterprises LTD:  230 W. Superior
                                                            Street
                                                            Chicago, IL

Any party may change its address by giving the other party written notice of its new address in the manner set forth above.

     14.5 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

     14.6 Successors and Assigns. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the parties hereto (including by operation of law in connection with a merger, or sale of substantially all the assets, of True North, TN Technologies Holding, Modem Media or MMLP); provided, however, that True North and TN Technologies Holding may assign their rights hereunder to a majority-owned subsidiary of True North or TN Technologies Holding without the prior written consent of the Limited Partners or the Stockholders; provided, further, however, that no such assignment shall be permitted if it results in a violation of Section 6.11. Any attempted assignment in violation of this Section 14.6 shall be void.

     14.7  No Third Party Beneficiaries.  Except for the provisions of
Article 11, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

     14.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and same instrument.

     14.9 Interpretation. The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.

     14.10 Annexes, Etc. The Schedules and Exhibits shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     14.11 Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                       TRUE NORTH COMMUNICATIONS INC.


                                       By: _____________________________________
                                       Name:
                                       Title:


                                       TN TECHNOLOGIES HOLDING INC.

                                       By: _____________________________________
                                       Name:
                                       Title:


                                       Douglas C. Ahlers



                                       Robert C. Allen, II



                                       Gerald M. O'Connell



                                       KRAFT ENTERPRISES LTD

                                       By: _____________________________________
                                       Name:
                                       Title:

                                                                 SCHEDULE 2.3(b)


                                 CONSIDERATION
                                 -------------


LIMITED PARTNERS:
                   NAME                     NUMBER OF SHARES
                   ----                     ----------------
                   Douglas C. Ahlers                     278

                   Robert C. Allen, II               290,620

                   Gerald M. O'Connell                   278

                   Kraft Enterprises LTD              29,062


STOCKHOLDERS:
                   NAME                     NUMBER OF SHARES
                   ----                     ----------------

                   Douglas C. Ahlers               1,111,274

                   Gerald M. O'Connell             1,111,273


                                                                 SCHEDULE 2.3(c)


                                                 NUMBER OF SHARES
                                                 ----------------

TRUE NORTH COMMUNICATIONS INC.                          2,802,114